UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A

_____________________________________

Proxy Statement Pursuant To Section 14(A) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

B. RILEY FINANCIAL, INC.

(Name of Registrant As Specified In Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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B. RILEY FINANCIAL, INC.

May 18, 2020

Dear Fellow Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of B. Riley Financial, Inc., which will be a virtual meeting conducted exclusively via live webcast at http://www.viewproxy.com/brileyfin/2020/vm on June 18, 2020 at 8:00 a.m. Pacific Time. We hope you will be able to attend the virtual meeting online.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the annual meeting. If you plan to attend the annual meeting online, please mark the designated box on the enclosed proxy card. If you are planning to attend the virtual annual meeting and your shares are held in street name (by a broker, for example), you should ask the record owner for a legal proxy or have your most recent account statement available when you access the virtual meeting web page so that we can verify your ownership of B. Riley Financial, Inc. stock. Please note, however, that if your shares are held in street name and you do not have a legal proxy from the record owner available when you access the virtual meeting web page, you will be able to attend the annual meeting, but you will not be able to vote online during the annual meeting.

Whether or not you plan to attend the annual meeting online, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it to the inspector of elections in the postage-prepaid envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the virtual meeting and wish to vote online during the meeting, you may withdraw your proxy at that time.

In light of on-going developments related to coronavirus (COVID-19) and after careful consideration, the Board of Directors has determined to hold a virtual annual meeting in order to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. We believe this is the right choice for B. Riley Financial, Inc. at this time, as it enables engagement with our shareholders, regardless of size, resources, or physical location while safeguarding the health of our shareholders, Board of Directors and management. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting http://www.viewproxy.com/brileyfin/2020/vm.

To participate in the virtual meeting, you must register at http://www.viewproxy.com/brileyfin/2020 by 8:59 p.m. Pacific Time on June 15, 2020. If you are a beneficial holder that has requested to vote during the meeting, a control number will be assigned to you during the registration process. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting at http://www.viewproxy.com/brileyfin/2020/vm by logging in using the password you received via email in your registration confirmation. The meeting webcast will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online login will begin at 7:30 a.m. Pacific Time, and you should allow ample time for the login procedures. If you experience technical difficulties during the check-in process or during the meeting please e-mail virtualmeeting@viewproxy.com or call 1-866-612-8937 (U.S.) or 1-973-873-7721 (International).

Sincerely,
Bryant R. Riley
Chairman and Co-Chief Executive Officer

B. RILEY FINANCIAL, INC.
21255 BURBANK BOULEVARD, SUITE 400
WOODLAND HILLS, CA
(818) 884-3737

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 18, 2020

To the Stockholders of B. Riley Financial, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of B. Riley Financial, Inc. (the “Company”) will be held on June 18, 2020, at 8:00 a.m. Pacific Time, exclusively via live webcast at http://www.viewproxy.com/brileyfin/2020/vm, for the following purposes:

1.      To elect nine (9) directors to hold office for a one-year term to expire at the Company’s 2021 Annual Meeting of Stockholders or until their successors are elected and duly qualified.

2.      To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

3.      To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on May 11, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the virtual meeting. To participate in the virtual meeting, you will need the control number included on your proxy card or voting instruction form.

By Order of the Board of Directors,
Bryant R. Riley
Chairman and Co-Chief Executive Officer

Woodland Hills, California
May 18, 2020

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING ONLINE. WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE ONLINE IF YOU ATTEND THE VIRTUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME AND HAVE IT AVAILABLE WHEN YOU ACCESS THE VIRTUAL MEETING WEB PAGE.

B. RILEY FINANCIAL, INC.
21255 BURBANK BOULEVARD, SUITE 400
WOODLAND HILLS, CA
(818) 884-3737

PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 18, 2020

i

B. RILEY FINANCIAL, INC.
21255 BURBANK BOULEVARD, SUITE 400
WOODLAND HILLS, CA

PROXY STATEMENT
For Annual Meeting of Stockholders to be held on June 18, 2020

General

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of B. Riley Financial, Inc. to be held on June 18, 2020, at 8:00 a.m. Pacific Time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be a virtual meeting conducted exclusively via live webcast at http://www.viewproxy.com/brileyfin/2020/vm. We expect to mail this proxy statement to our stockholders on or about May 18, 2020.

All references to “us”, “we”, “our”, “B. Riley” and “the Company” refer to B. Riley Financial, Inc. and its subsidiaries.

Solicitation of Proxies

The Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees and FOR proposal 2. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, the Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

Shares Outstanding and Required Vote

Only holders of record of shares of our common stock at the close of business on the record date, May 11, 2020, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the close of business on May 11, 2020, the Company had 25,827,322 shares of common stock outstanding and entitled to vote held by 146 stockholders of record. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock entitled to vote are represented at the meeting, either present online or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the board of directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker shares that are voted as to any matter at the meeting will be included in determining if a quorum is present online or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on certain matters unless the broker receives voting instructions from you. Uninstructed shares, or broker non-votes, result when shares are held by a broker who has not received instructions from its customer on such matters and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority. The effects of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting are discussed under each item.

Information on How to Attend the Annual Meeting Virtually

To participate in the virtual meeting, you must register at http://www.viewproxy.com/brileyfin/2020 by 8:59 p.m. Pacific Time on June 15, 2020. If you are a beneficial holder that has requested to vote during the meeting, a control number will be assigned to you during the registration process. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting at http://www.viewproxy.com/brileyfin/2020/vm by logging in using the password you received via email in your registration confirmation. The meeting webcast will begin promptly at 8:00 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online login will begin at 7:30 a.m. Pacific Time, and you should allow ample time for the login procedures. If you experience technical difficulties during the check-in process or during the meeting please e-mail virtualmeeting@viewproxy.com or call 1-866-612-8937 (U.S.) or 1-973-873-7721 (International).

How to Vote

You may vote by attending the virtual Annual Meeting and voting online during the Annual Meeting webcast or you may vote by submitting a proxy. If you hold your shares of common stock in street name you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the virtual Annual Meeting and wish to vote online, you will be able to access an online ballot on the virtual meeting web page. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote online at the Annual Meeting, your online vote at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee, when you access the virtual meeting web page. Even if you plan to attend the virtual Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

Revocation of Proxies

You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Continental Stock Transfer and Trust Company, our transfer agent. If you are a stockholder of record and give a proxy, you may revoke it at any time before its use, either:

(1)    by revoking it online at the Annual Meeting;

(2)    by writing, delivered to our Corporate Secretary at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367 before the proxy is used; or

(3)    by a later dated proxy card delivered to us at the above noted address before the proxy is used.

Your presence at the virtual meeting will not revoke your proxy, but if you attend the meeting and cast an online ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote online at the Annual Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, via a secure link that will be provided during the virtual meeting. The link will provide a protected PDF version of our registered stockholders list.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2020.

Copies of this proxy statement and our 2019 Annual Report to stockholders are also available online at: http://www.viewproxy.com/brileyfin/2020.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The B. Riley board of directors has nominated each of Robert L. Antin, Robert D’Agostino, Thomas J. Kelleher, Randall E. Paulson, Bryant R. Riley, Michael J. Sheldon, Todd D. Sims, Mimi K. Walters and Mikel H. Williams to be elected as a director at the B. Riley annual meeting. If elected, the nominees will serve as directors until B. Riley’s annual meeting of stockholders in 2021, or until their respective successors are duly elected and qualified or their earlier death, resignation or removal. Andrew Gumaer will not stand for re-election at the Annual Meeting, and his term will end at the commencement of the Annual Meeting. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although B. Riley knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the B. Riley board of directors may designate. Upon expiration of the term of any director, the successor to such director (or such director, if such director is re-elected) will be elected for a one-year term at the next annual meeting of stockholders.

There are no familial relationships between any of B. Riley’s directors or B. Riley’s executive officers and any other director or executive officer. No arrangement or understanding exists between any nominee and any other person or persons pursuant to whom any nominee was or is to be selected as a director or director nominee of B. Riley.

Information Regarding Directors

The following table provides the name, age and position(s) of each of our directors as of March 31, 2020:

Name	Age	Committees
Bryant R. Riley	53	None.
Thomas J. Kelleher	52	None.
Andrew Gumaer	59	None.
Robert L. Antin	70	Compensation Committee, Corporate Governance Committee*
Robert D’Agostino	53	Audit Committee, Compensation Committee*
Michael J. Sheldon	60	Compensation Committee
Todd D. Sims	50	Audit Committee
Mimi K. Walters	57	Corporate Governance Committee
Mikel H. Williams	63	Audit Committee*, Corporate Governance Committee

____________

*        Chairman of the respective committee.

Our Nominees for Director

Bryant R. Riley has served as our Chairman and Co-Chief Executive Officer since June 2014 and July 2018 respectively, and as a director since August 2009. He also previously served as our Chief Executive Officer from June 2014 to July 2018. In addition, Mr. Riley served as the Chairman of B. Riley & Co., LLC since founding the stock brokerage firm in 1997 until its combination with FBR Capital Markets & Co., LLC in 2017; Chief Executive Officer of B. Riley & Co., LLC from 1997 to 2006; and as Chairman of B. Riley Principal Merger Corp. from April 2019 to February 2020, at which time it had completed its business combination with Alta Equipment Group, Inc. (NYSE: ALTG). Mr. Riley has served as director of Babcock & Wilcox Enterprises, Inc. (NYSE: BW) since April 2019, and Select Interior Concepts, Inc. (NASDAQ: SIC) since November 2019. He also previously served on the board of Sonim Technologies, Inc. (NASDAQ: SONM) from October 2017 to March 2019 and Franchise Group, Inc. (NASDAQ: FRG) (fka Liberty Tax, Inc.) from September 2018 through March 2020. Mr. Riley received his B.S. in Finance from Lehigh University. Mr. Riley’s experience and expertise in the investment banking industry provides the Board with valuable insight into the capital markets. Mr. Riley’s extensive experience serving on other public company boards is an important resource for the Board.

Thomas J. Kelleher has served as our Co-Chief Executive Officer since July 2018 and as a member of our board since October 2015. He also previously served as President from August 2014 to July 2018. Mr. Kelleher previously served as Chief Executive Officer of B. Riley & Co., LLC, a position he held from 2006 to 2014. From the firm’s founding in 1997 to 2006, Mr. Kelleher held several senior management positions with B. Riley & Co., LLC, including Chief Financial Officer and Chief Compliance Officer. Mr. Kelleher served on the board of directors of Special Diversified Opportunities Inc. from October 2015 to June 2017. He received his Bachelor of Science in

Mechanical Engineering from Lehigh University. Mr. Kelleher’s experience and expertise in the investment banking industry provides the Board with valuable insight into the capital markets. Mr. Kelleher’s experience serving on other public company boards is an important resource for the Board.

Robert L. Antin has served as a member of the Board since June 2017. Mr. Antin was a co-founder of VCA Inc., a national animal healthcare company that provides veterinary services, diagnostic testing and various medical technology products and related services to the veterinary market and was publicly traded (NASDAQ: WOOF) until the company was privately acquired in September 2017. Mr. Antin has served as a Chief Executive Officer and President at VCA Inc. since its inception in 1986. Mr. Antin also served as the Chairman of the Board of VCA, Inc. from inception through the September 2017 acquisition. Mr. Antin also currently serves on the Board of Directors of Rexford Industrial Realty, Inc. (NYSE: REXR) since July 2013. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin received his MBA with a certification in hospital and health administration from Cornell University. Mr. Antin’s executive leadership experience provides an important resource to the Board.

Robert D’Agostino has served as a member of the Board since October 2015. Mr. D’Agostino has served as President of Q-mation, Inc. since 1999. Q-mation, Inc. is a leading supplier of software solutions targeted at increasing operational efficiencies and asset performance in manufacturing companies. Mr. D’Agostino joined Q-mation, Inc. in 1990 and held various sales, marketing and operations management positions prior to his appointment as President. He previously served on the board of Alliance Semiconductor Corp. from July 2005 to February 2012. Mr. D’Agostino graduated from Lehigh University with a B.S. in Chemical Engineering. Mr. D’Agostino’s executive leadership experience provides an important resource to the Board.

Randall E. Paulson Mr. Paulson has been nominated for election at the Company’s 2020 Annual Stockholder Meeting. Mr. Paulson currently serves on the Board of Directors of Testek Inc. and previously served on the Boards of EAG, Inc. (2008 – 2017) and L-com, Inc. (2012 – 2016), portfolio companies of Odyssey Investment Partners, LLC where he serves as a Special Advisor. Mr. Paulson retired as a Managing Principal of Odyssey in 2019 where he served in such capacity since 2005. Prior to this, Mr. Paulson was Executive Vice President — Acquisitions and Strategic Development at National Financial Partners, a New York based consolidator of independent financial services distribution firms. From 1993 to 2000, Mr. Paulson was at Bear, Stearns & Co. Inc. where he was a Senior Managing Director in the Mergers and Acquisitions and Corporate Finance groups. Prior to Bear Stearns, Mr. Paulson was a member of GE Capital’s merchant banking group. A native of Minnesota, Mr. Paulson received a BSB in Accounting from the University of Minnesota and his MBA from the Kellogg Graduate School of Management at Northwestern University. Mr. Paulson’s financial services industry experience will provide an important resource to the Board.

Michael J. Sheldon has served as a member of the Board since July 2017. Mr. Sheldon served as CEO of Deutsch North America, one of the most awarded creative agencies in the United States, from January 2015 until his retirement in December 2019. Mr. Sheldon had also served as CEO of Deutsch’s Los Angeles office from September 1997 to January 2015. Mr. Sheldon received a B.A. degree from Michigan State University in Advertising. Mr. Sheldon’s entrepreneurial skills and marketing experience provide an important resource to the Board.

Todd D. Sims has served as a member of the Board since October 2016. Since August 2018, Mr. Sims also sits on the board of directors of TheMaven, Inc. as a designee of B. Riley Financial, Inc. Since March 2010, Mr. Sims has served as Senior Vice President of Digital Strategy of Anschutz Entertainment Group, Inc., one of the leading sports and entertainment presenters in the world, overseeing business and corporate development for its ticketing business, AXS. Prior to that, Mr. Sims spent more than 15 years building Internet businesses. In the mid 1990’s, he served as ESPN’s executive producer of NFL.com, NBA.com and NASCAR Online. He also served on the management team of eCompanies, LLC, an incubator which has incubated a number of companies including Jamdat Mobile Inc. (acquired by Electronic Arts Inc.), Business.com Inc. (acquired by R.H. Donnelley Corp.) and Boingo Wireless, Inc. (initial public offering). Mr. Sims serves as an advisor to the L.A. Dodgers Tech Accelerator and is a guest lecturer at the University of Southern California’s Marshall School of Business. Mr. Sims’ digital experience provides an important resource to the Board.

Mimi K. Walters has served as a member of the Board since July 12, 2019. She served from 2015 to 2019 as the U.S. Representative for California’s 45th Congressional District. She has worked on key legislation, business and policy initiatives related to technology, energy, environmental and healthcare, including the opioid crisis and veterans’ medical services. As a member of House leadership, she served on the Energy and Commerce Committee, the Judiciary Committee and the Transportation and Infrastructure Committee. Ms. Walters represented California’s 37th State Senate District from 2008 to 2014, where she served on the Banking and Financial Institutions Committee and as vice chair for the Public Employment and Retirement Committee. From 2004 to 2008, she represented California’s 73rd Assembly District. Ms. Walters was a member of the Laguna Niguel city council from 1996 to 2004, serving as mayor in 2000, and chair of Laguna Niguel’s investment and banking committee. Previously, Ms. Walters was an investment executive at Drexel Burnham Lambert and, subsequently, Kidder, Peabody & Co. from 1988 to 1995. Walters earned a Bachelor of Arts in political science from the University of California, Los Angeles. Ms. Walters extensive political and financial experience provides an important resource to the Board.

Mikel H. Williams has served as a member of the Board since October 2015. Mr. Williams has served as the Chief Executive Officer and a director of Targus International LLC, a privately held, leading global supplier of carrying cases and accessories for the mobile lifestyle, since February 2016. Mr. Williams formerly served as the Chief Executive Officer and a director of JPS Industries, Inc., a composite materials manufacturer, from 2013 until its sale in 2015. Prior to that, Mr. Williams was the President, Chief Executive Officer and a director of DDi Corporation (NASDAQ: DDIC), a leading provider of time-critical, technologically advanced electronics manufacturing services, from November 2005 until its sale in May 2012. Mr. Williams has also served in various management positions with several technology related companies in the manufacturing, telecommunications and professional services industries. Since October 2014, Mr. Williams also serves on the board of directors of Centrus Energy Corp. (NYSE: LEU; formerly USEC, until its bankruptcy restructuring in 2014). Mr. Williams formerly served on the board of Tellabs, Inc. (NASDAQ: TLAB) until it was sold in 2013, Lightbridge Communications Corp. until it was sold in February 2015 and Iteris, Inc. (NYSE:ITI) from 2011 until November 2019. Mr. Williams received his B.S. degree from the University of Maryland in accounting and an M.B.A. from Georgetown University. Mr. Williams’s executive leadership experience provides an important resource to the Board.

Vote Required and Board of Directors’ Recommendation

Each director nominee shall be elected to the Board if a majority of the votes cast are in favor of such nominee’s election; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented online or by proxy and entitled to vote on such election of directors. A nominee will be deemed to receive a majority of the votes cast in favor of such nominee’s election if the number of votes cast “for” such nominee’s election exceeds the number of votes cast “against” that nominee’s election. The persons named in the enclosed proxy will vote the proxies they receive FOR the election of the nominees named above, unless a particular proxy card withholds authorization to do so or provides contrary instructions. “Abstentions” and “broker nonvotes” will not be counted as a vote cast either “for” or “against” a director’s election. Each of the nominees has indicated that he is willing and able to serve as a director. If, before the Annual Meeting, any nominee becomes unable to serve, an event that is not anticipated by the Board, the proxies will be voted for the election of whomever the Board may designate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Our Board has selected Marcum LLP (“Marcum”) as our independent public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of independent public accounting firm for ratification by our stockholders at our Annual Meeting. Marcum has audited our financial statements since the fiscal year ended December 31, 2006. Representatives of Marcum are expected to be online at the virtual Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Marcum as our independent public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and our Audit Committee (“Audit Committee”) will reconsider whether or not to retain Marcum. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

Audit and All Other Fees

The following table sets forth the aggregate fees for services provided to us by Marcum for the fiscal years ended December 31, 2019 and 2018:

	Fiscal 2019	Fiscal 2018
Audit Fees(1)	$1,723,734	$1,540,509
Audit-Related Fees(2)	—	70,982
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$1,723,734	$1,611,491

____________

(1)      Audit Fees consist of audit and various attest services performed by Marcum and include the following for the years ended December 31, 2019 and 2018: (a) reviews of our financial statements for the quarterly periods ended March 31, June 30, and September 30, and (b) the audit of our financial statements for the year ended December 31, and (c) services rendered in connection with the filing of registration statements and underwriter comfort letters.

(2)      Audit-Related Fees consists of fees for assurance and related services performed by Marcum related to the performance of the audit or review of the Company’s financial statements other than audit fees.

Audit Committee Pre-Approval Policy

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence. All services provided by Marcum during fiscal years 2018 and 2019 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Marcum in providing services to us for the fiscal year ended December 31, 2019 and has concluded that such services are compatible with their independence as our auditors.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority in voting power of our common stock present online or represented by proxy at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will not result from the vote on Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The corporate governance guidelines are available for review on our website at http://ir.brileyfin.com/corporate-governance.

Director Independence

Our Board has unanimously determined that six (6) of our directors, Messrs. Antin, D’Agostino, Sheldon, Sims, and Williams, and Ms. Walters, a majority of the Board, are “independent” directors as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). In addition, our Board has unanimously determined that nominee Mr. Paulson is “independent” as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). In addition, based upon such standards, the Board determined that Messrs. Riley, Gumaer and Kelleher are not “independent” because of their service as employees of the company.

Nominations for Directors

Our Corporate Governance Committee (“Corporate Governance Committee”) evaluates and recommends to the Board of Directors director nominees for each election of directors. In fulfilling its responsibilities, the Corporate Governance Committee considers the following factors: (i) demonstrated personal integrity and moral character; (ii) willingness to apply sound and independent business judgment for the long-term interests of the stockholders; (iii) relevant business or professional experience, technical expertise or specialized skills; (iv) personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative Board responsive to the Company’s needs; and (v) ability to commit sufficient time to effectively carry out the substantial duties of a director. The Corporate Governance Committee and the Board will not consider as a director candidate anyone who is an officer, director or principal of an enterprise which is in substantial competition with the Company. Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an “audit committee financial expert” as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the Corporate Governance Committee seeks to nominate a board of directors that brings to the Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. If the Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, the committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third-party search firm to assist in identifying qualified candidates. Director nominee Mr. Paulson was identified to the Corporate Governance Committee by our Chairman and Co-Executive Officer.

The Corporate Governance Committee reviews all nominees, including those recommended by stockholders, for nomination by the Board in accordance with the above requirements and qualifications to determine whether they possess attributes the Corporate Governance Committee believes would be most beneficial to the Company. The Corporate Governance Committee will select qualified candidates and make its recommendations to the Board, which will formally decide whether to nominate the recommended candidates for election to the Board. Stockholders may recommend nominees for consideration by the Corporate Governance Committee by submitting the names and the following supporting information to the Company’s Secretary: Corporate Secretary, Stockholder Nominations, B. Riley Financial, Inc., 21255 Burbank Blvd., Suite 400, Woodland Hills, California 91367. The submissions should include a current resume of the candidate and statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate.

Our Bylaws provide that any stockholder who is entitled to vote at the annual meeting of our stockholders and who complies with the notice requirements described below may nominate persons for election to the Board of Directors. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days or more than 90 days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders. However, if our annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be delivered to our corporate secretary at our principal executive offices not earlier than the close of business the 90th day prior to such annual meeting and not later than the later of (1) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

The stockholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of our capital stock which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of our capital stock which are beneficially owned by the stockholder, (iii) a representation that the stockholder is a holders of record of our capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination. These notice requirements are deemed satisfied if the stockholder notifies us that he or she intends to present a nomination at the annual meeting in compliance with SEC rules and such stockholder’s nomination has been included in a proxy statement that has been prepared by us.

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Corporate Secretary, Stockholder Communications of B. Riley Financial, Inc., 21255 Burbank Blvd., Suite 400, Woodland Hills, California 91367. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-management directors as a group or an individual director. Each communication will be screened by the Secretary or his designee to determine whether it is appropriate for presentation to the Board or such director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board or the director(s) to whom it is addressed will be submitted to the Board or such director on a periodic basis. Any communications that concern complaints regarding accounting, internal controls or auditing matters will be handled in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available for review on our website at http://ir.brileyfin.com/corporate-governance, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at B. Riley Financial, Inc., 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and all of our other principal executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur apart from meetings of the Board and committees of the Board.

Meeting Attendance

Our Board normally meets quarterly but may hold additional meetings as required. During fiscal year 2019, the Board held four regularly scheduled meetings, and two additional meetings. Each of our directors attended at least 75% of the total number of Board meetings and committee meetings of the Board on which he/she served. We do not have a policy requiring that directors attend our annual meeting of stockholders. All our directors attended our 2019 annual meeting of stockholders.

Committees of the Board of Directors

Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

Audit Committee

Our Audit Committee is composed of Messrs. Mikel H. Williams (Chairperson), Robert D’Agostino and Todd D. Sims. Our Board has affirmatively determined that each member of the Audit Committee during 2019 was, and each current member is, independent under Nasdaq Marketplace Rule 5605(a)(2), and meets all other qualifications under Nasdaq Marketplace Rule 5605(c) and the applicable rules of the SEC. Our Board has also affirmatively determined that Mikel H. Williams qualifies as an “audit committee financial expert” as such term is defined in Regulation S-K under the Securities Act of 1933. During 2019, the Audit Committee held four meetings. The Audit Committee acts pursuant to a written charter, which is available for review on our website at http://ir.brileyfin.com/corporate-governance. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors.

Compensation Committee

Our Compensation Committee is composed of Messrs. Robert D’Agostino (Chairperson), Robert L. Antin and Michael J. Sheldon. The Board has affirmatively determined that each member of the Compensation Committee during 2019 was, and each current member is, independent as such term is defined under Nasdaq Marketplace Rule 5605(a)(2) and the applicable rules of the SEC. During 2019, the Compensation Committee held four meetings. The Board has adopted a charter for the Compensation Committee (the “Compensation Committee Charter”), which is available for review on our website at http://ir.brileyfin.com/corporate-governance. The Compensation Committee reviews and makes recommendations to the Board concerning the compensation and benefits of our executive officers, including the Chief Executive Officer, and directors, oversees the administration of our stock incentive and employee benefits plans and reviews general policies relating to compensation and benefits.

Corporate Governance Committee

Our Corporate Governance Committee is composed of Messrs. Robert L. Antin (Chairperson), and Mikel H. Williams and Ms. Mimi K. Walters. Robert D’Agostino served as a member of the Corporate Governance Committee until July 12, 2019 at which point in time Mimi K. Walters became a member of the Corporate Governance Committee replacing Mr. D’Agostino. The Board has affirmatively determined that each member of the Corporate Governance Committee during 2019 was, and each current member is, independent as such term is defined under Nasdaq Marketplace Rule 5605(a)(2). The Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors. During 2019, the Corporate Governance Committee held three meetings. The Board has adopted a charter for the Corporate Governance Committee (the “Corporate Governance Committee Charter”), and a copy of that charter is available for review on our website at http://ir.brileyfin.com/corporate-governance. The responsibilities of the Corporate Governance Committee include making recommendations to the Board with respect to the nominations or elections of directors and providing oversight of our corporate governance policies and practices.

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines and Bylaws, the Board may, but is not required to, select a Chairman of the Board on an annual basis. In addition, the positions of Chairman of the Board and Co-Chief Executive Officer may be filled by one individual or two different individuals. Mr. Riley, our Co-Chief Executive Officer, currently serves as Chairman of our Board.

The Board has determined that its current structure, with a combined Chairman and Co-Chief Executive Officer and independent directors as members of each Board committee, is in the best interests of our company and our stockholders. The Board believes that combining the Chairman and Co-Chief Executive Officer positions is currently the most effective leadership structure for our company given Mr. Riley’s in-depth knowledge of many of the businesses and industries in which we operate, his ability to formulate and implement strategic initiatives, and his extensive contact with and knowledge of certain of our customers. In addition, as a member of our Board of Directors since 2009, Executive Officer of B. Riley FBR, Inc. (formerly FBR Capital Markets & Co., LLC), Chairman of B. Riley & Co., LLC since founding the stock brokerage firm in 1997 and Chief Executive Officer of B. Riley & Co., LLC from 1997 to 2006, Mr. Riley provides important continuity in the operation of our business and its oversight by our Board. His knowledge and experience, as well as his role as our Co-Chief Executive Officer, provide that he is in a position to elevate the most critical business issues for consideration by our independent directors.

We believe that the independent nature of the Board committees, as well as the practice of our independent directors regularly meeting in executive session without members of the Board who are also members of management including Mr. Riley, Mr. Gumaer and Mr. Kelleher or other members of our management present, ensures that our Board maintains a level of independent oversight of management that we believe is appropriate for our company. We do not have a lead independent director; however, pursuant to our Corporate Governance Guidelines, the non-management members of the Board may at any time decide to appoint a Presiding Director to provide leadership of executive sessions of the Board and consult with the Chairman with respect to matters to be brought before the Board, should it believe that such an appointment would be beneficial to the company and its stockholders.

Board Role in Risk Management

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. These committees then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, cybersecurity, financial and reporting, succession and compensation, and other risks. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as required.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risks and exposures associated with our business strategy and other current matters that may present material risk to our financial performance, operations, prospects or reputation.
Audit Committee

Overall risk management profile and policies with respect to risk assessment and risk management, cybersecurity, material pending legal proceedings involving the Company, other contingent liabilities, as well as other risks and exposures that may have a material impact on our financial statements.

Compensation Committee	Risks and exposures associated with management succession planning and executive compensation programs and arrangements, including incentive plans.
Corporate Governance Committee	Risks and exposures associated with director succession planning, corporate governance, and overall board effectiveness.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been an officer or employee of the Company. No member of our Compensation Committee or our Board is or has been in 2019 an executive officer of another entity at which one of our executive officers serves or has in 2019 served on either the board of directors or the Compensation Committee. For information about related person transactions involving members of our Compensation Committee, see “Certain Relationships and Related Transactions.”

Certain Relationships and Related Party Transactions

Other than as described below, since the beginning of fiscal year 2019, there were no transactions with respect to which we were a participant or currently proposed transactions with respect to which we are to be a participant in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or member of such person’s immediate family had or will have a direct or indirect material interest.

John Ahn, who resigned on April 27, 2020 from his position as President of our subsidiary Great American Capital Partners, LLC, is the brother of Phillip J. Ahn, one of our executive officers. Mr. J. Ahn was also President of B. Riley & Co, LLC until September 2016. Mr. J. Ahn’s total compensation, consisting of base salary, bonus, dividend equivalent payment, and restricted stock units granted in fiscal year 2019 for services rendered to us was $2,229,870, including the receipt of a restricted stock unit (“RSU”) grant of 14,110 of our common shares with a grant date fair value of $286,715, calculated in accordance with the Financial Accounting Standards Board (“FASB”) ASC 718. Additionally, on July 12, 2019, Mr. J. Ahn was granted 50,000 shares of performance restricted stock awards (“PRSUs”) with a grant date fair value of $424,000. Pursuant to the PRSU award agreement between Mr. Ahn and the company, these 50,000 PRSUs were forfeited upon Mr. Ahn’s resignation on April 27, 2020. Additionally, Mr. J. Ahn is entitled to receive promptly following each vesting date an amount equal to the product of (i) the number of RSUs vested on such vesting date, multiplied by (ii) the total dividends declared and paid per share of common stock since the date of award. Until his resignation, Mr. J. Ahn participated in various of our employee benefit programs, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under the plans generally available to all other salaried employees.

On April 1, 2019, the Company entered into a Transfer Agreement (the “Transfer Agreement”) with GACP II, a fund managed by GACP, and John Ahn. The Transfer Agreement provides for among other things, the transfer to Mr. J. Ahn 55.56% of the Company’s limited partnership interest in GACP II (the “Transferred Interest”), which represents a capital commitment in the aggregate amount of $5,000,000. In connection with the Transfer Agreement, the Company provided Mr. J. Ahn with a non-recourse, secured line of credit in an aggregate amount of up to $5,003,000 pursuant to the terms of a Secured Line of Credit Promissory Note (the “Note”) dated April 1, 2019, to fund the purchase price of the Transferred Interest. We also entered into a Security Agreement with Mr. J. Ahn on April 1, 2019, which granted to the Company a security interest in the Transferred Interest to secure Mr. J. Ahn’s obligations under the Note. The Note is subject to an interest rate per annum of 7.00%. As of December 31, 2019, the principal and accrued interest on the Note were $3,797,556 (amount transferred as of December 31, 2019) and $47,840 respectively. For the period from April 1, 2019 (inception) to December 31, 2019 interest earned on the note was $47,840.

Line of Credit and Security Agreement

At December 31, 2019, amounts due from related parties of $5,831,645 includes $145,446 from GACP I, L.P. (“GACP I”) and $11,522 from GACP II, L.P. (“GACP II”) for management fees and other operating expenses, $13,308 due from B. Riley Principal Merger Corp. (“BRPM”), a company that consummated its initial public offering on April 11, 2019, and its business combination with Alta Equipment Group, Inc. (the “Business Combination”; the combined company following the Business Combination is referred to herein as “Alta”) and our wholly owned subsidiary, B. Riley Principal Sponsor Co. LLC (“Sponsor”), is the Sponsor, $1,815,972 from CA Global for management fees, incentive fees and other operating expenses, and $3,845,397 due from John Ahn, President of Great American Partners, LLC, our indirect wholly owned subsidiary (“GACP”), pursuant to a Secured Line of Promissory Note connected with a Transfer Agreement as further discussed below. At December 31, 2019, the Company had outstanding loan to participations to BRC Partners Opportunity Fund, LP (“BRCPOF”), a private equity fund managed by one of our subsidiaries, in the amount of $12,477,932 and recorded interest expense of $823,093 during the year ended December 31, 2019 related to BRCPOF’s loan participations. Our executive officers and board of directors have a 65.3% financial interest, which includes a financial interest of Bryant Riley, our Co-Chief Executive Officer, of 52.8% in BRCPOF at December 31, 2019. At December 31, 2018, amounts due from related parties of $1,729,856 include $193,633 from GACP I, $724,206 from GACP II, and $812,017 from CA Global for management fees, incentive fees and other operating expenses.

Babcock & Wilcox

The Company has a last-out term loan receivable due from Babcock & Wilcox Enterprises, Inc. (“B&W”) that is included in loans receivable with a total carrying value of $109,146,855 at December 31, 2019. The carrying value of the loan is comprised of the principal amount of $113,330,153 less original issue discount of $4,183,298 at December 31, 2019. Interest is payable monthly at the fixed rate of 12.0% per annum. The loan was made to B&W as part of various amendments to B&W’s existing credit agreement with other lenders not related to the Company. In connection with making the loan to B&W, in April 2019 the Company received warrants to purchase 1,666,667 shares of common stock of B&W with an exercise price of $0.01 per share. The option to exercise the warrants expires on April 5, 2022.

One of the Company’s wholly owned subsidiaries entered into a services agreement with B&W that provided for Kenneth Young, the President of the Company, to serve as the Chief Executive Officer of B&W until November 30, 2020 (the “Executive Consulting Agreement”), unless terminated by either party with thirty days written notice. Under this agreement, fees for services provided are $750,000 per annum, paid monthly. In addition, subject to the achievement of certain performance objectives as determined by B&W’s Compensation Committee of the Board, a performance fee may also be earned and payable to the Company. In June 2019, B&W’s Compensation Committee of the Board approved a $2,000,000 performance fee in accordance with the Executive Consulting Agreement. In March 2020, B&W’s Compensation Committee of the Board approved an additional $1,000,000 performance fee in accordance with the Executive Consulting Agreement.

On January 31, 2020, the Company agreed to provided B&W with $30,000,000 of additional last out term loans pursuant to new amendments to B&W’s existing credit agreement discussed above. Pursuant to the new amendment, the company also agreed upon a term sheet pursuant to which B&W would undertake a refinancing transaction on or prior to May 11, 2020 (the “Refinancing”) and B&W and the existing lenders would amend and restate the credit agreement. As part of the Refinancing, the size of the B&W’s board of directors may also be reduced to five members, with the Company retaining the ability to appoint two members. On January 31, 2020, the Company also entered into a letter agreement with B&W pursuant to which the Company agreed to fund any shortfall in the $200,000,000 of new debt or equity financing required as part of the terms of the Refinancing to the extent such amounts have not been raised from third parties on the same terms contemplated by the Refinancing. The Company, B&W and the lenders that are a party to B&W’s existing credit agreement are in negotiations to amend and restate B&W’s existing credit agreement, which would include, among other things, an extension of the maturity of amounts outstanding under the credit facility, the termination of the Backstop Commitment Letter, the commitment by an affiliate of the Company to provide up to $70,000,000 in additional term loan financing incrementally over the duration of the amended credit facility, and a limited guaranty by the Company of B&W’s obligations under the amended credit facility.

BRPM/Alta Equipment

The Company is the ultimate parent company of B. Riley FBR, the Sponsor and BRPI. Our President, Kenneth Young, was the Chief Executive Officer of BRPM and a member of its board. Our Chairman and Co-Chief Executive Officer, Bryant Riley, was a member of BRPM’s board. One of our officers, Daniel Shribman, is one of Alta’s directors and was the Chief Financial Officer of BRPM. BRCPOF owns approximately 6.15% of Alta’s common stock.

Founder Shares and Subscription Agreements

In connection with the initial formation of BRPM, a wholly-owned subsidiary of the Company, the Company was issued all of BRPM’s outstanding equity. On November 19, 2018, prior to the consummation of BRPM’s initial public offering (the “BRPM IPO”), BRPM conducted a 1:3,593,750 stock split and reclassification of its common stock, resulting in an affiliate of the Company owning 3,593,750 founder shares. On March 12, 2019, 80,000 founder shares were transferred to BRPM’s then-independent directors, and on April 4, 2019, the remaining 3,513,750 founder shares were contributed to the Sponsor. Upon the consummation of the Business Combination, Mr. Young was issued 186,395 shares of Alta in exchange for a capital contribution to the Sponsor of $1,864 pursuant to the terms of a subscription agreement with the Company entered into on December 7, 2018, which provided for the issuance to Mr. Young of 10% of the founder shares then held by the Sponsor.

In connection with BRPM’s entry into the subscription agreements with certain institutional and accredited investors (“PIPE investors”), the Sponsor forfeited 178,947 founder shares to BRPM for cancellation upon consummation of the Business Combination. In addition, upon the consummation of the Business Combination, the Sponsor forfeited an additional 1,470,855 founder shares to BRPM for cancellation.

BRCPOF and BRPI, as PIPE investors, purchased $6,850,000 and $1,000,000, respectively, of BRPM’s shares of common stock at a price of $10.00 per share, or 685,000 and 100,000 shares, respectively. BRPI did not receive any incentive shares or warrants in respect of its subscription.

Promissory Note

On August 22, 2018, BRPM issued a promissory note to the Sponsor (the “Promissory Note”), pursuant to which it borrowed an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing, unsecured and due on the earlier of May 30, 2019 or the completion of the BRPM IPO. The Promissory Note was repaid upon the consummation of the BRPM IPO.

Private Placement Securities

Simultaneously with the closing of the BRPM IPO, the Sponsor purchased an aggregate of 462,500 private placement units at $10.00 per private placement unit ($4,650,000 in the aggregate). Each private placement unit consisted of one share of Class A common stock and one-half of one private placement warrant.

Forward Purchase Agreement

At the time of BRPM IPO, affiliates of the Company entered into the forward purchase agreement with BRPM, which provided for the purchase, immediately prior to the closing of the Business Combination, by affiliates of the Company, or its designees of $25,000,000 of BRPM’s units at a price of $10.00 per unit, or an aggregate of 2,500,000 units, each comprised of one forward purchase share and one-half of one forward purchase warrant. In connection with the closing of the Business Combination and the subscription agreements with the PIPE investors, affiliates of the Company or its designees transferred 1,275,000 forward purchase warrants to Alta for no consideration.

Business Combination Marketing Agreement

Upon closing of the Business Combination B. Riley FBR received from Alta a fee of $5,031,250 in consideration of services provided in connection with marketing and completing the Business Combination.

Placement Agent Engagement

B. Riley FBR was engaged by BRPM act as its sole placement agent in connection with the issuance of its securities to the PIPE investors. B. Riley FBR did not receive a fee for acting as placement agent, however, BRPM reimbursed B. Riley FBR for its fees relating to the private placement.

Randall E. Paulson

Mr. Paulson, a nominee for our board of directors, holds investments in BRCPOF in an aggregate amount of approximately $3,000,000 as of March 31, 2020.

On February 12, 2020, Mr. Paulson entered into a Securities Purchase Agreement (the “Paulson Purchase Agreement”) with BRPM and BRCPOF pursuant to which Mr. Paulson purchased 35,000 shares of Alta’s common stock for an aggregate purchase price of $350,000. Pursuant to the Paulson Purchase Agreement, BRCPOF transferred and assigned to Mr. Paulson an additional 1,842 shares of Alta’s common stock and 13,125 warrants to purchase shares of Alta’s common stock with an exercise price of $11.50 per share.

Andrew Gumaer

On May 12, 2020 the Company entered into a separation agreement and general release (the “Separation Agreement”) and a three year consulting services agreement (the “Consulting Agreement”) with Andrew Gumaer, our director and the former chief executive officer of GAG, LLC.

Pursuant to the terms of the Separation Agreement, the Company will pay Mr. Gumaer $500,000 following the expiration of the 7 day revocation period provided for in the Separation Agreement as required under applicable law in exchange for a customary waiver by Mr. Gumaer of any claims he may have against the Company, subject to applicable law.

Pursuant to the terms of the Consulting Agreement, Mr. Gumaer will provide services to the Company related to the Company’s asset appraisal, auction and liquidation business in exchange for aggregate compensation of $25,000 per month plus a $25,000 monthly bonus during the first year of the Consulting Agreement; $12,500 per month plus a $20,833 monthly bonus during the second year of the Consulting Agreement; and $4,167 per month plus a $12,500 monthly bonus during the third year of the Consulting Agreement. Mr. Gumaer is also eligible for discretionary bonuses, against which any monthly bonuses are creditable.

Procedures for Approval of Related Party Transactions

Under its charter, the Audit Committee is charged with reviewing all potential related party transactions. Our policy has been that the Audit Committee, which is comprised solely of independent, disinterested directors, reviews and then recommends such related party transactions to the entire Board for further review and approval. All such related party transactions are then required to be reported under applicable SEC rules. Aside from this policy, we have not adopted additional procedures for review of, or standards for approval of, related party transactions, but instead review such transactions on a case-by-case basis.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from our reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were met in a timely manner.

MANAGEMENT AND EXECUTIVE COMPENSATION

Executive officers are elected by our Board and serve at its discretion. There are no family relationships between any director or executive officer and any other directors or executive officers. Set forth below is information regarding our executive officers as of March 31, 2020.

Name	Position	Age
Bryant R. Riley	Chairman and Co-Chief Executive Officer	53
Thomas J. Kelleher	Co-Chief Executive Officer	52
Kenneth Young	President	56
Phillip J. Ahn	Chief Financial Officer and Chief Operating Officer	50
Andrew Gumaer(1)	Chief Executive Officer of GAG, LLC	59
Andrew Moore	Chief Executive Officer of B. Riley FBR, Inc.	43
Alan N. Forman	Executive Vice President, General Counsel and Secretary	59
Howard Weitzman	Senior Vice President, Chief Accounting Officer	58

Messrs. Riley and Kelleher’s biographical information is included with those of the other members of our Board.

____________

(1)      Mr. Andrew Gumaer has resigned from his position as CEO of Great American Group, LLC effective May 12, 2020.

Kenneth Young has served as our President since July 2018, and previously served as a director of the Company from May 2015 to October 2016, during which he was chair of the Board’s Audit Committee and on the Board’s Compensation and Corporate Governance committees. Mr. Young also has served as Chief Executive Officer of B. Riley Principal Investments, LLC since October 2016. He previously served as Chief Executive Officer of B. Riley Principal Merger Corp., from October 2018 to February 2020, at which time it had completed its business combination with Alta Equipment Group, Inc. (NYSE: ALTG). Mr. Young currently serves as Chief Executive Officer at Babcock & Wilcox Enterprises, Inc. (NYSE:BW) since November 2018. Mr. Young has served as a member of the board of Orion Energy Systems, Inc. (NASDAQ:OESX) since 2017, and Sonim Technologies, Inc. (NASDAQ: SONM) since 2018. He also served on the board of bebe stores, inc. (OTC:BEBE) from January 2018 to April 2019, Standard Diversified (NYSE:SDI) from 2015 to 2017, Globalstar, Inc. (NYSE: GSAT) from November 2015 to December 2018 and Franchise Group, Inc. (NASDAQ: FRG) (fka Liberty Tax, Inc.), from 2018 to 2020. From August 2008 to March 2016, Mr. Young served as the President and Chief Executive Officer of Lightbridge Communications Corporation. Mr. Young holds a Master’s in Business Administration from the University of Southern Illinois and a Bachelor of Science in Computer Sciences from Graceland University.

Phillip J. Ahn has served as our Chief Financial Officer and Chief Operating Officer since April 2013 and previously served as our Senior Vice President, Strategy and Corporate Development from February 2010 to April 2013. Prior to joining B. Riley, Mr. Ahn served as Vice President of Altpoint Capital Partners from June 2009 to February 2010 and as Vice President of Stone Tower Equity Partners from June 2007 to June 2009. Prior to 2007, Mr. Ahn served as Senior Investment Officer at the NY State Common Retirement Fund and also held investment banking positions at both Salomon Smith Barney and CIBC World Markets. Prior to starting his investment banking career, Mr. Ahn was a research analyst at Standard & Poor’s J.J. Kenny division. Mr. Ahn received his Bachelor of Arts in Economics from the University of Michigan in 1992 and his MBA in Finance from Columbia University in 1997, graduating with Beta Gamma Sigma honors. Mr. Ahn is a CFA charterholder and member of the CFA Society New York.

Andrew Moore was appointed Chief Executive Officer of B. Riley FBR, Inc. on July 10, 2018, prior to which he served as President of B. Riley FBR, Inc. from 2016 to 2018. In 2006, Mr. Moore joined B. Riley & Co., LLC as an institutional sales professional, promoted to Director of Sales in 2011. During his tenure with B. Riley FBR, Inc., Mr. Moore has played a critical role structuring Issuer financings, placing the related instruments into the firm’s proprietary institutional client base, and ensuring appropriate secondary market support. Previously, Mr. Moore held sales positions at Roth Capital Partners and Bear Stearns & Co. Mr. Moore received a Bachelor of Science in Business Administration from the University of Kansas and a Master’s in Business Administration in Finance from the University of Southern California, Marshall School of Business.

Andrew Gumaer served as the Chief Executive Officer of Great American Group, LLC, which we refer to as GAG, LLC, our wholly owned subsidiary, since July 2009 until his resignation effective May 12, 2020. Mr. Gumaer has also served as a member of the Board since July 2009; Mr. Gumaer is not standing for re-election at the Annual Meeting. Mr. Gumaer also served as our Chief Executive Officer from July 2009 until June 2014, and as our Chairman from March 2012 until June 2014. Prior to July 2009, Mr. Gumaer was a co-founder of GAG, LLC, had served as GAG, LLC’s Chief Executive Officer since May 2007 and previously served as GAG, LLC’s President from June 2006 to May 2007. Prior to assuming such role, Mr. Gumaer was the President of The Pride Capital Group, LLC, predecessor in interest to GAG, LLC, from 2002 to May 2006. Mr. Gumaer also served as the Senior Vice President of Garcel, Inc. from 1997 to 2002 and as a Senior Vice President with the investment banking firm Drexel Burnham Lambert prior to his service with Garcel, Inc.

Alan N. Forman has served as our Executive Vice President, General Counsel and Secretary since May 2015. Prior to joining us, Mr. Forman served as Senior Vice President and General Counsel of STR Holdings, Inc. from April 2012 until May 2015, and as Vice President and General Counsel from May 2010 to April 2012. Mr. Forman was also a partner at Brown Rudnick LLP from May 1998 to May 2010. Mr. Forman brings extensive experience in corporate and securities law including intellectual property, licensing agreements, financing transactions, corporate governance, and mergers and acquisitions. Mr. Forman holds a B.A. in Economics from Emory University and a J.D. from the George Washington University Law School.

Howard Weitzman has served as our Senior Vice President, Chief Accounting Officer since December 2009. Prior to December 2009, Mr. Weitzman served as a Senior Manager in the SEC Services Group in the audit practice at Moss Adams, LLP and also worked twelve years in public accounting at two “Big 4” accounting firms, most recently as a Senior Manager in the financial services audit practice of Deloitte & Touche, LLP. Mr. Weitzman also held various senior financial management positions, with Banner Holdings, Inc. as the Chief Financial Officer of Central Financial Acceptance Corporation and Controller and Principal Accounting Officer of Central Rents, Inc. Mr. Weitzman also served as a Senior Vice President and Chief Financial Officer of Peoples Choice Financial Corporation. Mr. Weitzman received a B.S. in Accounting from California State University, Northridge and is a California licensed Certified Public Accountant.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our named executive officers during fiscal 2019, 2018 and 2017.(1)

Name and Principal Position	Year	Salary ($)	Bonus(2)(3) ($)	Stock Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Bryant R. Riley	2019	600,000	—	2,477,934	1,800,000	32,028	4,909,962
Chairman and	2018	600,000	—	830,000	1,223,266	6,839	2,660,105
Co-Chief Executive Officer	2017	363,462	224,384	600,005	1,086,963	—	2,274,814

Thomas J. Kelleher	2019	600,000	—	2,477,934	1,800,000	21,594	4,899,528
Co-Chief Executive Officer	2018	545,769	—	518,750	1,223,266	8,399	2,296,184
	2017	399,807	95,044	437,911	702,843	—	1,635,605

Phillip J. Ahn	2019	400,000	125,000	1,212,907	800,000	17,581	2,555,488
Chief Financial Officer and	2018	412,500	—	373,500	543,674	7,545	1,337,219
Chief Operating Officer	2017	347,115	56,096	300,003	583,739	—	1,286,953

Kenneth Young(6)(7)	2019	550,000	—	1,265,027	1,100,000	1,165,254	4,080,281
President	2018	519,039	—	415,000	747,551	89,780	1,771,370

Andrew Moore(7)	2019	500,000	125,000	1,265,027	1,000,000	11,054	2,901,081
Chief Executive Officer,	2018	283,077	50,000	415,000	764,038	2,280	1,514,395
B. Riley FBR, Inc.

Alan N. Forman(8)	2019	375,000	125,000	684,645	750,000	14,236	1,948,881
Executive Vice President,	2017	317,789	56,096	224,998	543,482	—	1,142,365
General Counsel & Secretary

____________

(1)      The table above summarizes the total compensation earned by each of our named executive officers for the fiscal years ended December 31, 2019, 2018 and 2017. As our employees, neither Mr. Riley nor Mr. Kelleher, each of whom were directors during all or a portion of the fiscal years ended December 31, 2019, 2018 and 2017, received any compensation for his services as a director.

(2)      Bonus amounts in 2019 and 2017 were discretionary bonuses for named executive officers approved by the Compensation Committee.

(3)      Bonus paid to Mr. Moore in 2018 included discretionary bonus earned and paid prior to his becoming an executive officer.

(4)      Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of RSU grants granted during the applicable fiscal year. The assumptions used in the calculations for these amounts are described in Note 18 of the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended December 31, 2019. For a discussion of the material terms of each outstanding RSU grant, see the table below entitled “Outstanding Equity Awards at 2019 Fiscal Year End.”

(5)      The amounts listed in this column include non-equity incentive plan compensation earned by and paid to each of our named executive officers for the fiscal years ended December 31, 2019, 2018 and 2017. In the case of Mr. Moore, $220,364 in 2018 sales commissions earned prior to his appointment as executive officer are included.

(6)      Includes accrued dividend rights paid upon vesting of RSUs in 2019, in accordance with award agreements, as approved by the Compensation Committee; matching contributions made under the B. Riley Financial 401(k) Plan; and payment to Mr. Young for consulting services to Babcock & Wilcox Enterprises, Inc.

(7)      Messrs. Young and Moore became executive officers of our company on July 10, 2018. For Messrs. Young and Moore, compensation is not shown for fiscal year 2017 because they were not named executive officers in fiscal year 2017.

(8)      Mr. Forman was a named executive officer of our company in 2017 and 2019. For Mr. Forman, compensation is not shown for fiscal year 2018 because he was not a named executive officer in fiscal year 2018.

Grants of Plan-Based Awards Table for 2019

The following table presents information concerning each grant made to our named executive officers in our fiscal year ended December 31, 2019, under any equity or non-equity incentive plan.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Units of Stock(3) (#)	Grant Date Fair Value(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)
Bryant R. Riley	—	150,000	900,000	1,800,000	—	—	—
	5/24/2019	—	—	—	—	38,481	781,934
	7/12/2019	—	—	—	200,000	—	1,696,000

Thomas J. Kelleher	—	150,000	900,000	1,800,000	—	—	—
	5/24/2019	—	—	—	—	38,481	781,934
	7/12/2019	—	—	—	200,000	—	1,696,000

Phillip J. Ahn	—	100,000	400,000	800,000	—	—	—
	5/24/2019	—	—	—	—	17,958	364,907
	7/12/2019	—	—	—	100,000	—	848,000

Kenneth Young	—	137,500	550,000	1,100,000	—	—	—
	5/24/2019	—	—	—	—	20,523	417,027
	7/12/2019	—	—	—	100,000	—	848,000

Andrew Moore	—	125,000	500,000	1,000,000	—	—	—
	5/24/2019	—	—	—	—	20,523	417,027
	7/12/2019	—	—	—	100,000	—	848,000

Alan N. Forman	—	93,750	375,000	750,000	—	—	—
	5/24/2019	—	—	—	—	12,827	260,645
	7/12/2019	—	—	—	50,000	—	424,000

____________

(1)      The amounts represent the threshold, target and maximum annual incentive award payout under the B. Riley Financial, Inc. Management Bonus Plan for the 2019 fiscal year. Actual 2019 payments are reported in the “2019 Summary Compensation Table” in the “Non- Equity Incentive Plan Compensation” column.

(2)      On July 12, 2019, we granted Messrs. Riley, Kelleher, Ahn, Young, Moore and Forman PRSU awards as a component of their annual compensation for the fiscal year ended December 31, 2019. The PRSUs will vest upon the earlier to occur of: (a) the Issuer achieving the Adjusted Stock Price Hurdle of $35, defined as the consecutive five trading day average closing price of one share of Company common stock, plus the aggregate amount of dividends paid, within three years from the date of grant; or (b) immediately prior to a Change in Control (as defined in the Amended and Restated 2009 Stock Incentive Plan).

(3)      On May 24, 2019, we granted Messrs. Riley, Kelleher, Ahn, Young, Moore and Forman RSU awards as a component of their annual compensation for the fiscal year ended December 31, 2019, scheduled to vest one-third on May 24, 2020, one-third on May 24, 2021 and one-third on May 24, 2022, subject to continued employment with our company. Each RSU awarded represents the right to receive one share of our common stock. Additionally, each of the above award recipients has the right to receive promptly following each vesting date an amount equal to the product of (i) the number of RSUs vested on such vesting date, multiplied by (ii) the total dividends declared and paid per share of common stock since the date of award.

(4)      Represents the grant date fair value, which has been computed in accordance with FASB ASC Topic 718. For performance units granted on July 12, 2019, the fair value at the grant date was determined based on the probable outcome of the Issuer achieving the Adjusted Stock Price Hurdle of $35, defined as the consecutive five trading day average closing price of one share of Company common stock, plus the aggregate amount of dividends paid, within three years from the date of grant.

Outstanding Equity Awards at 2019 Fiscal Year End

The following table provides information concerning outstanding equity awards held by our named executive officers as of December 31, 2019.

Name	Number of Units of Stock That Have Not Vested(1) (#)	Market Value of Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Units of Stock That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market Value of Unearned Units of Stock That Have Not Vested(4) ($)
Bryant R. Riley(5)	78,050	1,965,299	200,000	5,036,000
Thomas J. Kelleher(6)	63,211	1,591,653	200,000	5,036,000
Phillip J. Ahn(7)	36,409	916,779	100,000	2,518,000
Kenneth Young(8)	38,157	960,793	100,000	2,518,000
Andrew Moore(9)	38,972	981,315	100,000	2,518,000
Alan N. Forman(10)	26,665	671,425	50,000	1,259,000

____________

(1)      Represents awards of RSUs granted under our Amended and Restated 2009 Stock Incentive Plan.

(2)      The market value of awards of RSUs that have not yet vested is based on the number of unvested shares of stock as of December 31, 2019, multiplied by the closing sale price of our common shares on December 31, 2019 ($25.18 per share).

(3)      Represents awards of PRSUs granted under our Amended and Restated 2009 Stock Incentive Plan. Each named executive officer’s unvested PRSUs will vest upon the earlier to occur of: (a) the Company achieving the Adjusted Stock Price Hurdle of $35, defined as the consecutive five trading day average closing price of one share of Company common stock, plus the aggregate amount of dividends paid, within three years from the date of grant; or (b) immediately prior to a Change in Control (as defined in the Amended and Restated 2009 Stock Incentive Plan).

(4)      The market value of awards of PRSUs that have not yet vested is based on the number of unvested shares of stock as of December 31, 2019, multiplied by the closing sale price of our common shares on December 31, 2019 ($25.18 per share).

(5)      Unvested RSUs held by Mr. Riley at December 31, 2019 vest as follows: 39,063 RSUs will vest in full on May 24, 2020, 26,160 RSUs will vest in full on May 24, 2021, and 12,827 RSUs will vest in full on May 24, 2022.

(6)      Unvested RSUs held by Mr. Kelleher at December 31, 2019 vest as follows: 29,224 RSUs will vest in full on May 24, 2020, 21,160 RSUs will vest in full on May 24, 2021, and 12,827 RSUs will vest in full on May 24, 2022.

(7)      Unvested RSUs held by Mr. Ahn at December 31, 2019 vest as follows: 18,437 RSUs will vest in full on May 24, 2020, 11,986 will vest in full on May 24, 2021, and 5,986 will vest in full on May 24, 2022.

(8)      Unvested RSUs held by Mr. Young at December 31, 2019 vest as follows: 17,809 RSUs will vest in full on May 24, 2020, 13,507 RSUs will vest in full on May 24, 2021, and 6,841 RSUs will vest in full on May 24, 2022.

(9)      Unvested RSUs held by Mr. Moore at December 31, 2019 vest as follows: 815 RSUs vested in full on January 31, 2020, 17,809 RSUs will vest in full on May 24, 2020, 13,507 RSUs will vest in full on May 24, 2021, and 6,841 RSUs will vest in full on May 24, 2022.

(10)    Unvested RSUs held by Mr. Forman at December 31, 2019 vest as follows: 13,614 RSUs will vest in full on May 24, 2020, 8,776 RSUs will vest in full on May 24, 2021, and 4,275 will vest in full on May 24, 2022.

Stock Vested

The following table provides information on the value realized by each of our named executive officers as a result of the vesting of RSUs during 2019.

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)
Bryant R. Riley	39,739	807,496
Thomas J. Kelleher	24,838	504,708
Phillip J. Ahn	19,203	390,205
Kenneth Young	16,993	361,324
Andrew Moore	16,002	321,029
Alan N. Forman	14,402	292,649

____________

(1)      RSUs of Messrs. Riley, Kelleher, Ahn, Young, Moore and Forman vested on May 24, 2019 as follows: 39,739, 24,838, 19,203, 10,968, 15,187, and 14,402 respectively. The closing price of our common stock on that date was $20.32. Mr. Moore vested in an additional 815 RSUs on January 31, 2019. The closing price of our common stock on that date was $15.25. Mr. Young vested in an additional 6,025 RSUs on October 1, 2019. The closing price of our common stock on that date was $22.98.

All Other Compensation

The following table sets forth additional information with respect to the amounts reported in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2019.

Name	Dividend Rights Paid Upon 2019 Vesting of RSUs(1) ($)	401k Plan Match(2) ($)	Other(3) ($)	Total ($)
Bryant R. Riley	27,828	4,200	—	32,028
Thomas J. Kelleher	17,394	4,200	—	21,594
Phillip J. Ahn	13,381	4,200	—	17,581
Kenneth Young	11,054	4,200	1,150,000	1,165,254
Andrew Moore	11,054	—	—	11,054
Alan N. Forman	10,036	4,200	—	14,236

____________

(1)      Includes accrued dividend rights paid upon May 24, 2019 vesting of RSU awards granted on June 13, 2017 and June 13, 2018 in accordance with award agreements, as approved by the Compensation Committee.

(2)      The maximum 401k match for 2019 was $4,200. Our executive officers are eligible for the same 401k match program as is available to all employees.

(3)      Payments to Mr. Young for consulting services to Babcock & Wilcox Enterprises, Inc. in the capacity of Chief Executive Officer of Babcock & Wilcox Enterprises.

Potential Payments Upon Termination or Change in Control

Of our named executive officers, Messrs. Kelleher, Riley, Ahn and Forman, are each subject to an employment agreement that became effective on January 1, 2018, and was amended on April 3, 2019. Additionally, Mr. Young and Mr. Moore are subject to employment agreements which became effective on July 10, 2018 and were amended on April 3, 2019. Each of the employment agreements provides for a severance payment equal to the sum of (1) one times the executive’s base salary as in effect immediately prior to a qualifying termination plus (2) one times the executive’s target bonus for the calendar year in which the qualifying termination occurs, or if no target bonus for such calendar year has been set, the target bonus for the prior year. The employment agreements also provide for reimbursement of a portion of the executive’s COBRA premiums for up to twelve months following a qualifying termination. Qualifying terminations include (i) termination without cause by the company, (ii) termination due to death or disability and (iii) resignation for good reason. In addition, the employment agreements provide that all unvested awards, including PRSUs, become fully vested upon a change of control.

The descriptions below provide information about the payments and other benefits to which each of our named executive officers would be entitled upon a termination of such Named Executive Officer or a change in control. The tables below show, for each Named Executive Officer, our estimates of our potential cash payments and other benefits that would have been paid to the Named Executive Officer assuming that (i) such a termination or change in control was effected as of December 31, 2019, (ii) the target bonus amounts for each Named Executive Officer equal the target amounts established for fiscal year 2019 and (iii) the market value of RSUs that have not vested as of December 31, 2019 was $25.18 per share, which was the closing price of our company’s common stock on December 31, 2019, the last trading day of the year. The tables below also assume that all salary amounts earned by each Named Executive Officer through the date of such a termination or change in control had already been paid. As a result, all amounts in these tables are only estimates, and the actual amounts that would be paid can only be determined at the time of the event triggering the payments.

Payments Due Upon Termination Without Cause, for Death or Disability, or Resignation for Good Reason

Name	Cash Payment(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Benefits(5) ($)	Total ($)
Bryant R. Riley	1,500,000	1,965,299	900,000	128,251	23,128	4,516,678
Thomas J. Kelleher	1,500,000	1,591,653	900,000	96,751	23,128	4,111,531
Phillip J. Ahn	800,000	916,779	400,000	60,050	13,560	2,190,388
Kenneth Young	1,100,000	960,793	550,000	60,267	23,128	2,694,188
Andrew Moore	1,000,000	981,315	500,000	60,267	20,330	2,561,912
Alan N. Forman	750,000	671,425	375,000	44,299	—	1,840,724

____________

(1)      In the event of involuntary termination without Cause, for death or disability, or resignation for Good Reason, in accordance with their employment agreements, executives shall receive a severance payment equal to the sum of 1x the executive’s base salary and 1x the executive’s target bonus for the calendar year in which the termination occurs.

(2)      Upon termination without Cause or for death or disability, in accordance with award agreements, unvested time-based RSUs shall vest. The market value is based on the number of RSUs that would vest multiplied by $25.18, which was the closing price of our common stock on December 31, 2019, the last trading day of the year. In the event of resignation for Good Reason, RSUs would not vest and, therefore, numbers in this column would be zero. PRSUs would not vest in the event of any type of termination and are, therefore, not included in this column.

(3)      A prorated portion of the target bonus for the year of termination is payable. It is assumed for purposes of this table that the termination occurred on December 31, 2019 and the full target bonus amount would be due.

(4)      Upon vesting of RSUs, accrued dividend rights, equivalent to dividends declared and paid per share of common stock from July 1, 2017 through December 31, 2019, are paid for RSUs awarded in 2017, 2018 and 2019 in accordance with award agreements. In the case of resignation for Good Reason, RSUs would not vest and, therefore, numbers in this column would be zero.

(5)      According to the terms of their employment agreements, executives shall be reimbursed the difference between the cost of health insurance coverage under COBRA and premiums paid by similarly situated employees for 12 months, or until the executive becomes eligible to receive substantially similar coverage from another employer.

Payments Due Upon Termination With Cause or Resignation Without Good Reason

Name	Cash Payment ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation(1) ($)	All Other Compensation ($)	Benefits ($)	Total ($)
Bryant R. Riley	—	—	900,000	—	—	900,000
Thomas J. Kelleher	—	—	900,000	—	—	900,000
Phillip J. Ahn	—	—	400,000	—	—	400,000
Kenneth Young	—	—	550,000	—	—	550,000
Andrew Moore	—	—	500,000	—	—	500,000
Alan N. Forman	—	—	375,000	—	—	375,000

____________

(1)      In the event an executive is terminated by the Company with Cause or resigns without Good Reason, a prorated portion of the target bonus for the year of termination is payable. It is assumed for purposes of this table that the termination occurred on December 31, 2019 and the full target bonus amount would be due.

Payments Due Upon Change in Control

Name	Cash Payment ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Benefits ($)	Total ($)
Bryant R. Riley	—	7,001,299	—	358,251	—	7,359,550
Thomas J. Kelleher	—	6,627,653	—	326,751	—	6,954,404
Phillip J. Ahn	—	3,434,779	—	175,050	—	3,609,829
Kenneth Young	—	3,478,793	—	175,267	—	3,654,061
Andrew Moore	—	3,499,315	—	175,267	—	3,674,582
Alan N. Forman	—	1,930,425	—	101,799	—	2,032,224

____________

(1)      In accordance with executive employment agreements and PRSU award agreements, unvested RSUs and PRSUs shall vest upon Change in Control. The market value is based on the number of RSUs and PRSUs that would vest multiplied by $25.18, which was the closing price of our common stock on December 31, 2019, the last trading day of the year.

(2)      Upon RSU and PRSU vesting upon Change in Control, accrued dividend rights, equivalent to dividends declared and paid per share of common stock from July 1, 2017 through December 31, 2019, are paid for RSUs awarded in 2017, 2018 and 2019 in accordance with award agreements.

Risks Related to Compensation Policies and Practices

The Compensation Committee has considered and regularly monitors whether our overall employee compensation program creates incentives for employees to take excessive or unreasonable risks that could materially harm our business. Although risk-taking is a necessary part of building any business, the Compensation Committee focuses on aligning our compensation policies with the long-term interests of the Company and its stockholders and avoiding short-term rewards for management or other employee decisions that could pose long-term risks to the Company. We believe that several features of our compensation policies for management-level employees appropriately mitigate these risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted for a company of our size, in our industry and with our stage of growth, and the uniformity of compensation policies and objectives across our employees. We also believe our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing us to a harmful long-term business transaction in exchange for short-term compensation benefits.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of annual total compensation of Mr. Riley and Mr. Kelleher, our Co-CEOs, to that of our median employee. Our median employee earned $105,300 in total compensation for 2019. Based upon the total 2019 compensation reported for Mr. Riley and Mr. Kelleher of $4,909,962 and $4,899,528, respectively, as reported under “Total” in the Summary Compensation Table, our ratio of Co-CEO to median employee pay was 47:1. Our median employee is employed in our Great American Group Advisory and Valuation Services, LLC subsidiary.

Calculation Methodology

To identify our median employee, we identified our total employee population worldwide as of December 30, 2019, excluding our Co-CEOS, in accordance with SEC rules. On December 30, 2019, 87.6% of our employee population was located in the U.S., with 11.6% in India, 0.7% in Israel and 0.1% in Europe.

Consistently Applied Compensation Measure.    We collected full-year 2019 actual gross earnings data for the December 30, 2019 employee population, including cash-based compensation and equity-based compensation that was realized in 2019, relying on our internal payroll records. Compensation was annualized on a straight-line basis for non-temporary new hire employees who did not work with our company for the full calendar year.

Once we determined the median employee, we calculated total compensation for the median employee in the same manner in which we determine the compensation shown for our named executive officers in the Summary Compensation Table, in accordance with SEC rules.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides information regarding certain aspects of our overall compensation philosophy and objectives and the elements of compensation paid to our named executive officers in 2019.

Executive Summary

2019 Compensation Philosophy

Our executive compensation program is designed (i) to provide incentives to our executive officers to manage and grow our businesses and (ii) to attract, retain, and motivate top quality, effective executives. In addition to general senior management responsibilities, each of our named executive officers also has revenue production or management responsibilities within our operating subsidiaries. In determining compensation for our named executive officers, the primary emphasis is on our consolidated financial performance, but each individual’s performance and/or business unit performance are considered. The effective implementation of this program plays an integral role in our success.

The Compensation Committee of the Board has responsibility for overseeing our compensation philosophy. The Compensation Committee has the primary authority to determine and recommend to the Board for final approval the compensation of our named executive officers.

Compensation Philosophy and Objectives

A substantial portion of each named executive officer’s total compensation is variable and delivered on a pay-for-performance basis. We believe this model provides a key incentive to motivate management to achieve our business objectives. The executive compensation program provides compensation opportunities contingent upon performance that we believe are competitive with practices of other similar financial services firms. We strongly believe that the components of our compensation programs align the interests of our named executive officers with our stockholders and will promote long-term stockholder value creation.

We link rewards to both corporate and individual performance, emphasizing long-term results and alignment with our stockholders’ interests. We align compensation with business strategy and risk and provide a mix of performance and retentive-based compensation. Long-term equity compensation is an integral part of our compensation program with awards of equity subject to vesting requirements, including continued employment. Although we do not have formal equity ownership guidelines for our executive officers and other key leaders of our company, we encourage our executives to maintain a meaningful ownership interest in our company, aligning their interests with those of our stockholders.

Our executives are eligible for the same benefit plans available to all of our employees, and we do not provide any executive perquisites, defined benefit plans, or other retirement benefits (other than the defined contribution plan available to employees generally).

Throughout this report, we refer to our Co-Chief Executive Officers, our Chief Financial Officer, and each of our three other most highly compensated executive officers for 2019 as our “named executive officers.” In addition to our Co-Chief Executive Officers and our Chief Financial Officer, this group includes our President, our Chief Executive Officer of B. Riley FBR, Inc. and our Executive Vice President, General Counsel and Secretary.

Principles and Objectives of Our Compensation Program

The Compensation Committee of our Board has discretionary authority over the compensation of our named executive officers. In developing a compensation program for our named executive officers, the Compensation Committee’s goal is to link compensation decisions to both corporate and individual performance, with a focus on rewarding the achievement of financial results, as well as rewarding the individual performance and accomplishments of our named executive officers in light of their respective duties and responsibilities, the impact of their actions on our strategic initiatives, and their overall contribution to the culture, strategic direction, stability and performance of our company. Our Co-Chief Executive Officers recommend to the Compensation Committee the amount and form of compensation for each of our named executive officers other than themselves, and the amount and form of compensation for our Co-Chief Executive Officers are initially developed by the Chairman of the Compensation

Committee with input from the committee’s independent compensation consultant, as necessary, and are then reviewed and approved by the Compensation Committee. Our Compensation Committee retains the discretion to compensate and reward our named executive officers based on a variety of other factors, including subjective or qualitative factors.

Principles

Our compensation program for our named executive officers is designed to attract, retain and motivate executives and professionals of the highest quality and effectiveness while aligning their interests with the long-term interests of our stockholders. The following five “Principles of Compensation” summarize key categories that our Board, the Compensation Committee, and our management team believe are critical to recognize:

•        Company Performance — All compensation decisions are made within the context of overall company performance. We evaluate company performance primarily from a financial perspective, but also from a strategic perspective.

•        Alignment — We believe that the interests of our employees and stockholders should be aligned. Compensation directly reflects both the annual and longer-term performance of the business.

•        Risk Management — Compensation practices and decisions are designed to neither encourage nor reward excessive or inappropriate risk taking.

•        Employee Contribution — An individual’s compensation, evaluated within the context of overall company results, is determined by the individual’s contribution to the business. We consider both financial and non-financial factors. In determining individual compensation, teamwork and unselfish behavior are recognized and appropriately rewarded.

•        Quality and Retention of Staff — Total compensation levels are calibrated to the market such that we remain competitive for attracting, motivating and retaining the very best people in light of our business strategy. We seek to maximize the value of an executive’s compensation through both appropriate pay design and effective communication of pay programs. Compensation is structured to encourage long-term service and loyalty.

Objectives

The Compensation Committee seeks, through our compensation programs, to foster an entrepreneurial, results-focused culture that we believe is critical to the success of our company and to the long-term growth of stockholder value. In addition to appropriately rewarding individual performance, viewed in light of each named executive officer’s duties, responsibilities and function, the Compensation Committee also believes that it is critical to encourage commitment among the named executive officers to our overall corporate objectives and culture of partnership. A key objective of our overall compensation program is for the named executive officers to have a significant portion of their compensation linked to building long-term value for our stockholders.

Role of Independent Compensation Consultant

In 2017, the Compensation Committee retained Pricewaterhouse Coopers. (“PwC”), an independent consulting firm, to assist the Compensation Committee in fulfilling its duties in setting compensation for our Chief Executive Officers. PwC was engaged by and reported solely to the Compensation Committee, and the Compensation Committee had the sole authority to approve the terms of the engagement. PwC did not provide any services to the company in 2017 other than executive compensation consulting services provided to the Compensation Committee and did not provide any services to the Company in 2018 or 2019. Before engaging PwC, the Compensation Committee determined that PwC is independent, after taking into account the factors set forth in Rule 10C-1 of the Exchange Act and NASDAQ Marketplace Rule 5605(d)(3). PwC identified a group of public peer companies to benchmark our Chief Executive Officer’s compensation against peer company Chief Executive Officers and market survey data. PwC’s analysis considered: (i) base salary; (ii) annual incentive compensation; (iii) total cash compensation; (iv) long-term incentive compensation; and (v) total direct compensation. There were no changes to our executive compensation plan in 2019.

In December 2019, the Compensation Committee retained Mercer LLC, an independent consulting firm, to assist the Compensation Committee in fulfilling its duties in setting compensation for our Chief Executive Officers and other named executive officers for 2020. Mercer was engaged by and is reporting solely to the Compensation Committee, and the Compensation Committee has the sole authority to approve the terms of the engagement. Mercer did not provide any services to the company in Fiscal 2019 other than executive compensation consulting services provided to the Compensation Committee. Before engaging Mercer, the Compensation Committee determined that Mercer is independent, after taking into account the factors set forth in Rule 10C-1 of the Exchange Act and NASDAQ Marketplace Rule 5605(d)(3).

Peer Group

As part of its services, in 2017, PwC compiled data regarding Chief Executive Officer compensation from the following “peer” companies: Cowen Group, Inc., FBR & Co., Gain Capital Holdings, Inc., Greenhill & Co., Inc., Houlihan Lokey Inc., INTL FCStone Inc., Investment Technology Group, Inc., JMP Group Inc., Moelis & Co., Oppenheimer Holdings Inc., and Piper Jaffray Companies. This peer group includes companies primarily consisting of investment banks with revenues and market capitalizations most comparable to ours. While the Compensation Committee considered the level of compensation paid by the firms in the peer group as a reference point that provides a framework for its decisions regarding the Co-Chief Executive Officers’ compensation, in order to maintain competitiveness and flexibility, the Compensation Committee did not target compensation at a particular level relative to the peer group. Similarly, the Compensation Committee did not employ a formal benchmarking strategy or rely upon specific peer-derived targets. Subsequent to the receipt of the peer group data regarding Chief Executive Officer compensation from PwC, the Compensation Committee reviewed executive compensation data more broadly from the peer group in evaluating the compensation of the other named executive officers. This peer group market data is an important factor considered by the Compensation Committee when setting compensation, but it is only one of multiple factors considered by the Compensation Committee, and the amount paid to each named executive officer may be more or less than the composite market median based on individual performance, the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Compensation Committee deems important. There were no changes to our executive compensation plan in 2018 or 2019.

As part of its services for 2020, Mercer will study our “peer” group and recommend to, and review any changes thereto with, the Compensation Committee.

Review of Stockholder Advisory Votes on Our Executive Compensation

Consistent with the preference of our stockholders, which was expressed at our annual meeting of stockholders held in Beverly Hills, CA, our stockholders currently have the opportunity to cast an advisory vote on our executive compensation once every three years. At our 2019 annual meeting of stockholders, our executive compensation received a favorable advisory vote from 91.35% of the votes cast on the proposal at the meeting (which excludes abstentions and broker non-votes). The Compensation Committee believes this approval affirmed stockholders’ support of our approach to executive compensation, and therefore the Compensation Committee did not significantly change our compensation policies, philosophy, structure or levels in response to such advisory vote. The Compensation Committee will continue to consider the outcome of stockholder advisory votes on our executive compensation when making compensation decisions for our named executive officers and in respect of our compensation programs generally.

Elements of 2019 Compensation

This section describes the various elements of our compensation program for our named executive officers in 2019, summarized in the table below, and why the Compensation Committee chose to include the items in the compensation program. As detailed below, the primary elements of our compensation program during 2019 consisted of base salary, performance-based cash bonuses, or “at risk,” compensation opportunities, and long-term equity incentive compensation. We also provided benefit programs that apply to all employees. The elements of our executive compensation program are summarized as follows:

Element	Description	Function
Base Salary	Fixed cash compensation	Provides basic compensation at a level consistent with competitive practices; reflects role, responsibilities, skills, experience and performance; encourages retention
Performance-Based Cash Bonuses	Cash bonuses earned based on performance under the terms of the Management Bonus Plan (“B. Riley Bonus Plan”).	Motivates and rewards for achievement of annual company financial performance goal
Discretionary Bonuses	Discretionary bonuses awarded in circumstances where individual contribution and performance was excellent; payable in cash or stock at the discretion of the Compensation Committee	Rewards excellent performance relative to the duties, responsibilities, and functions of an individual executive officer
Long-Term Equity Incentives	Equity awards granted at the Compensation Committee’s discretion under the Amended and Restated 2009 Stock Incentive Plan.

Motivates and rewards for financial performance over a sustained period; strengthens mutuality of interests between executives and stockholders; increases retention; rewards creation of shareholder value

Benefits	Defined contribution savings plan, healthcare plan and other standard company benefit plans. Named executive officers receive same coverage as other employees.	Provides market competitive savings and health and welfare benefit programs available to other employees based on standard eligibility criteria
Executive Perquisites and Other Arrangements

We do not provide perquisites, defined benefit plans (other than the defined contribution plan available to employees generally) or other retirement benefits or deferred compensation to our named executive officers.

Not applicable, except as noted

Base Salary

The purpose of base salary is to provide a set amount of cash compensation for each named executive officer that is not variable in nature and is generally competitive with market practices. Consistent with our performance-based compensation philosophy, the base salary for each named executive officer is targeted to account for less than half of total compensation.

The Compensation Committee seeks to pay our named executive officers a competitive base salary in recognition of their job responsibilities for a publicly-held company by considering several factors, including competitive factors within our industry, past contributions and individual performance of each named executive officer, as well as retention. In setting base salaries, the Compensation Committee is mindful of total compensation and the overall goal of keeping the amount of cash compensation that is provided in the form of base salary substantially lower than the amount of bonus opportunity that is available, assuming that performance targets are met or exceeded. Base salaries for Messrs. Riley, Kelleher, Ahn, Young, Moore and Forman remained unchanged in 2019.

B. Riley Financial, Inc. Management Bonus Plan

The B. Riley Compensation Committee believes performance-based cash compensation is important to focus B. Riley’s executives on, and reward B. Riley’s executives for, achieving key objectives. In furtherance of this, in August 2015, B. Riley adopted the B. Riley Financial, Inc. Management Bonus Plan, which we refer to as the B. Riley Bonus Plan. The purpose of the B. Riley Bonus Plan is to increase stockholder value and the success of B. Riley by motivating key employees, including B. Riley’s named executive officers, to perform to the best of their abilities and to achieve B. Riley’s objectives. The B. Riley bonus plan’s goals are to be achieved by providing such employees with incentive awards only after the achievement of specified objective performance goals during specified performance periods, in each case determined by the Compensation Committee.

In 2019, the B. Riley Compensation Committee established financial targets pursuant to the B. Riley Bonus Plan for B. Riley’s executive officers, including each of B. Riley’s named executive officers. The B. Riley Bonus Plan provided for: (i) a minimum award of 25% of base salary upon B. Riley achieving at least $96 million Earnings before Interest, Taxes, Depreciation and Amortization, Share Based Compensation, Transaction and Restructuring expenses and Other Non-recurring items and before factoring executive bonuses for 2019, and which we refer to as 2019 Adjusted EBITDA; (ii) a target award of 100% to 150% of base salary upon B. Riley achieving $120 million 2019 Adjusted EBITDA; and (iii) a maximum award of 200% to 300% of base salary upon B. Riley achieving $144 million or more 2019 Adjusted EBITDA. Such plan also provided for target awards of a prorated percentage of base salary based on the foregoing for 2019 Adjusted EBITDA levels between the foregoing targets. B. Riley achieved 2019 Adjusted EBITDA representing 181% of the target and the bonus awarded to each of our named executive officers was 200% of such individual’s respective annual base salary, except for Co-Chief Executive Officers who each received a bonus equal to 300% of his adjusted base salary.

Long-Term Equity Incentive Compensation

The Compensation Committee believes that a significant portion of our named executive officer compensation should be in the form of equity awards as a retention tool, and to align further the long-term interests of our named executive officers with those of our other stockholders. In addition, the Compensation Committee makes annual grants of long-term, performance-based incentive compensation awards to the named executive officers.

The Compensation Committee understands that equity incentive compensation can promote high-risk behavior if the incentives it creates for short-term performance are not properly aligned with the interests of our company over the long-term. The Compensation Committee believes that the structure of our company’s long-term equity incentive compensation appropriately mitigates the risk by directly aligning the recipients’ interests with those of our company. We use judgment and discretion rather than relying solely on formulaic results, and do not use highly leveraged incentives that drive risky short-term behavior. Instead, we reward consistent and longer-term performance. Our long-term equity incentive compensation rewards long-term performance on a per share basis.

In fiscal 2017, 2018 and 2019, the Compensation Committee awarded RSU grants under B. Riley’s Amended and Restated 2009 Stock Incentive Plan to B. Riley’s named executive officers as further described above in the “Management and Executive Compensation-Summary Compensation Table.” The Compensation Committee believes that these grants, which vest over a period of time, appropriately align the interests of our named executive officers with those of our stockholders and retain, motivate and reward such executives.

In fiscal 2019, the Compensation Committee awarded Performance-based RSU grants under B. Riley’s Amended and Restated 2009 Stock Incentive Plan to B. Riley’s named executive officers, as further described above in the “Management and Executive Compensation-Summary Compensation Table” and “Grants of Plan-Based Awards Table for 2019.” These PRSUs vest upon the earlier to occur of: (a) the Company achieving the Adjusted Stock Price Hurdle of $35, defined as the consecutive five trading day average closing price of one share of Company common stock, plus the aggregate amount of dividends paid, within three years from the date of grant; or (b) immediately prior to a Change in Control (as defined in the Amended and Restated 2009 Stock Incentive Plan). The Compensation Committee believes that these performance-based grants appropriately align the interests of our named executive officers with those of our stockholders, and serve to retain, motivate and reward such executives.

Timing Mix and Level of Equity Compensation Awards

In determining the number and type of equity awards to grant in any fiscal year, the Compensation Committee considers a variety of factors, including the responsibilities and seniority of the Named Executive Officer, the contribution that the Named Executive Officer is expected to make to our company in the coming years and has made in the past, and the size and terms of prior equity awards granted to the Named Executive Officer. Decisions regarding these equity awards are typically made at the Compensation Committee’s first fiscal quarter meeting at which executive compensation for the coming year is determined. However, the Compensation Committee may also grant equity awards from time to time based on individual and corporate achievements and other factors it deems relevant, such as for retention purposes or to reflect changes in responsibilities or similar events or circumstances.

Change in Control and Post-Termination Severance Benefits

The employment agreements for each of our named executive officers provide them certain benefits if their employment is terminated under specified conditions. The Compensation Committee believes these benefits are important elements of each Named Executive Officer’s comprehensive compensation package, primarily for their retention value and their alignment of the interests of our named executive officers with those of our stockholders. The details and amounts of these benefits are described in the Management and Executive Compensation section under “Payment Due Upon Termination Without Cause, for Death or Disability, or Resignation for Good Reason.”

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits our corporate tax deduction for compensation paid to certain executive officers to $1 million per year. Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, this limitation did not apply to compensation that qualified as “performance-based” compensation under Section 162(m) of the Code. Under the TCJA, this “performance-based” exception is repealed for taxable years beginning after December 31, 2017, except with respect to certain “grandfathered” compensation. The Compensation Committee intends to maximize our ability to deduct executive compensation for tax purposes to the extent structuring our executive compensation for tax purposes is in alignment with our compensation philosophy. The Compensation Committee nonetheless reserves the right to use its judgment to authorize compensation payments that may not be deductible when the committee believes that such payments are appropriate and in the best interests of our shareholders, after taking into account changing business conditions or the executive officer’s performance. The Compensation Committee will continue to monitor developments under the TCJA and will continue to consider steps that might be in our best interests to comply with Section 162(m) of the Code, including the impact from the TJCA.

Anti-Hedging Policy

Our insider trading policy prohibits any covered person, including directors, executive officers and employees, as well as such person’s spouse and minor children, other persons living in their household and entities over which such person exercises control, from entering into any hedging or monetization transactions or similar arrangements with respect to Company securities, unless advance approval is obtained from the Compliance Officer.

Employment Agreements

Prior Employment Agreements

Employment Agreement with Bryant R. Riley

On June 18, 2014, we entered into an employment agreement with Bryant R. Riley. Pursuant to the terms of such employment agreement, from and after June 18, 2014, Mr. Riley is entitled to receive an annual base salary of $300,000, subject to adjustment in the sole discretion of the Compensation Committee. On October 2, 2017, the Compensation Committee approved an increase to Mr. Riley’s annual base salary to $600,000. Such employment agreement also provides for the award of an annual discretionary bonus and the reimbursement of certain business expenses. The employment agreement also contains an indemnification provision wherein we promise to defend, indemnify, and hold Mr. Riley harmless to the fullest extent permitted by law against any and all liabilities incurred by Mr. Riley in connection with his employment by us. The term of such employment agreement is three years from June 18, 2014, which term shall be automatically extended for one-year terms, unless either party gives the other party not less than 90 days’ prior written notice of the intention to not extend such employment agreement automatically.

Current Employment Agreements, as Amended

On December 29, 2017, the Compensation Committee approved the entrance by the company into new employment agreements with each of the named executive officers effective January 1, 2018. The employment agreement of Mr. Riley replaced the prior employment agreement he had with the Company. Mr. Kelleher, Mr. Ahn and Mr. Forman previously did not have employment agreements with the Company. The employment agreements for Mr. Riley and Mr. Kelleher were subsequently amended effective July 10, 2018. The Company also entered into employment agreements with Messrs. Young and Moore on July 10, 2018. Each of the employment agreements with the named executive officers was amended on April 3, 2019, to remove a Change of Control as an event constituting “Good Reason” to terminate the employment agreements.

The terms of the new employment agreements, together with any amendments, generally provide, among other things, for the following for each such individual:

•        An annual base salary subject to review and adjustment on an annual basis, in the initial amounts of: $600,000 per year for Mr. Riley and Mr. Kelleher, $400,000 per year for Mr. Ahn, $550,000 per year for Mr. Young, and $500,000 per year for Mr. Moore and $375,000 per year for Mr. Forman.

•        Eligibility for annual performance bonuses based on such individual’s performance and/or our performance in accordance with our Management Bonus Plan, with a target bonus equal to not less than 100% of such individual’s annual base salary for Messrs. Ahn, Young, Moore and Forman, and a target bonus equal to not less than 150% of such individual’s annual base salary for Messrs. Riley and Kelleher.

•        Eligibility for each fiscal year to receive an annual long-term incentive award under our equity incentive plan with a value of no less than 50% of such individual’s annual base salary (but in no event more than 50,000 restricted stock units). Each such award will be subject to approval of the Compensation Committee and vest annually over a three-year period.

•        Notwithstanding the terms of any existing agreement or plan, all outstanding unvested stock options, restricted stock units, stock appreciation rights and other unvested equity linked awards granted to such individual during the term of such individual’s employment agreement shall become fully vested upon a Change of Control and exercisable for the remainder of their full term.

•        Participation in benefit plans for our executives, reimbursement for all reasonable and necessary out-of-pocket expenses incurred by such individual in the performance of such individual’s respective duties and paid time off in accordance with our policies.

•        A requirement for each party to give twenty (20) days prior written notice to terminate such individual’s employment.

•        If such individual is terminated with Cause (as defined in the employment agreements) or resigns without Good Reason (as defined in the employment agreements), such individual receives such individual’s base salary, benefits and accrued unused leave through termination, as well as a pro rata portion of any target bonus for the year of termination (or if no target bonus for such calendar year has been set on or prior to the effective date of termination, the target bonus for the prior year).

•        If such individual is terminated without Cause, for death or for Disability (as defined in the employment agreements) or resigns for Good Reason, such individual receives, subject to the execution of a general release, a severance payment payable in one lump sum within 45 days of termination in an amount equal to the sum of (a) one (1) times such individual’s base salary and (b) one (1) times such individual’s target bonus for the year of termination (or if no target bonus for such calendar year has been set on or prior to the effective date of termination, the target bonus for the prior year). In such circumstances, such individual shall also be eligible for reimbursement for COBRA premiums for the difference between the monthly COBRA premium paid by such individual for himself (and his dependents, if applicable) and the monthly premium amount paid by similarly situated active executives, for a period ending upon the earliest of the twelve (12) month anniversary of such termination and the date on which such individual becomes eligible to receive substantially similar coverage from another employer.

Equity Compensation Plan Information

B. Riley Financial, Inc. Amended and Restated 2009 Stock Incentive Plan and 2018 Employee Stock Purchase Plan

Information about the B. Riley Financial, Inc. Amended and Restated 2009 (the “2009 Plan”) equity compensation plan and 2018 Employee Stock Purchase Plan (“ESPP”) at December 31, 2019 was as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(4) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by our stockholders:	2,710,367	(1)	—	3,598,727	(5)
	383,505	(2)	$22.06
Equity compensation plans not approved by our stockholders:	38,655	(3)	—	1,611,900	(6)
Total	3,132,527		$22.06	5,210,627

____________

(1)      Includes unvested RSU and PRSU awards granted under our 2009 Plan.

(2)      This amount includes warrants to purchase 183,505 shares of our common stock, issued in connection with our acquisition of Wunderlich securities on July 3, 2017, and warrants to purchase 200,000 shares of our common stock issued on October 28, 2019 in connection with our acquisition of a majority interest in BR Brand Holdings LLC.

(3)      Represents RSUs awarded under the FBR & Co. 2006 Long Term Incentive Plan and 2016 Retention and Incentive Plan that were assumed in connection with our acquisition of FBR on June 1, 2017.

(4)      RSU and PRSU awards listed in column (a) have no associated exercise price. The weighted average exercise price of outstanding Wunderlich and BR Brands warrants is $22.06, reflecting Wunderlich and BR Brands warrant exercise prices of $17.50 and $26.24, respectively.

(5)      Includes 3,007,053 shares remaining available for future issuance under our 2009 Plan and 591,674 shares remaining available for issuance under our ESPP.

(6)      Represents shares available for issuance under the FBR & Co. 2006 Long Term Incentive Plan that was assumed in connection with our acquisition of FBR on June 1, 2017. These shares may be issued to certain employees of the Company under the 2009 Plan.

For more information on our equity compensation plans, see Notes 18 and 19 to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended December 31, 2019.

DIRECTOR COMPENSATION

We use cash and equity-based compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that members of the Board expend in fulfilling their duties to us, the skill level required of such members and other relevant information. The Compensation Committee and the Board have the primary responsibility for reviewing, considering any revisions to, and approving director compensation. We do not pay our management directors for board service in addition to their regular employee compensation.

In 2019, each of our non-employee directors has received annual fees of $50,000 in cash, payable in quarterly installments, and $50,000 in equity in the form of restricted stock units under our Amended and Restated 2009 Stock Incentive Plan. Such restricted stock units are subject to vesting and will vest on the earlier of the date of our next annual meeting or May 21, 2020, subject to continued service on the Board through such vesting date. In addition, each of our non-employee directors shall have the right to receive promptly following the vesting date an amount equal to the product of (i) the number of RSUs vested on such date, multiplied by (ii) the total dividends declared and paid per share of common stock since the date of award. Such vesting is subject to full acceleration in the event of certain change in control transactions for us.

In addition to the foregoing, the chairpersons of the Audit Committee, the Compensation Committee and Corporate Governance Committee receive annual fees of $15,000, $10,000 and $5,000, respectively, and each of our non-employee directors that is a member of the Audit Committee, Compensation Committee and Corporate Governance Committee receives annual fees of $5,000, $2,500 and $2,500, respectively.

From time to time, our non-employee directors may receive additional compensation through equity compensation or otherwise at the discretion of the disinterested directors of the Board for extraordinary service relating to their capacity as members of the Board.

The following table summarizes the total compensation that members of the Board (other than directors who are named executive officers) earned during the fiscal year ended December 31, 2019 for services rendered as members of the Board.

Name(1)	Fees Earned or Paid in Cash(3) ($)	Stock Awards(4) ($)	Total ($)
Robert D’Agostino	67,456	50,000	117,456
Robert L. Antin	58,631	50,000	108,631
Michael J. Sheldon	53,631	50,000	103,631
Todd D. Sims	56,131	50,000	106,131
Mimi K. Walters(2)	24,681	43,014	67,695
Mikel H. Williams	68,631	50,000	118,631

____________

(1)      Bryant R. Riley, a member of the Board, our Chairman and Co-Chief Executive Officer, Thomas J. Kelleher, a member of the Board and our Co-Chief Executive Officer, and Andrew Gumaer, a member of the Board and formerly the Chief Executive Officer of GAG, LLC are not included in this table because as employees Messrs. Riley, Kelleher and Gumaer received no additional compensation for services as directors for 2019. The compensation received by Messrs. Riley and Kelleher as our employees is shown in the summary compensation table provided above in “Executive Compensation-Summary Compensation Table.”

(2)      Mimi K. Walters was appointed as director effective July 12, 2019.

(3)      The fees paid in cash also include dividends paid on stock or option awards.

(4)      The amounts in the Stock Awards column reflect the aggregate grant date fair value of restricted stock units granted to the applicable director in 2019 calculated in accordance with FASB ASC 718. We granted 2,610 restricted stock units to Messrs. D’Agostino, Antin, Sheldon, Sims, and Williams on July 18, 2019 for such directors’ annual stock grant of $50,000 as a non-employee director. We granted 2,245 restricted stock units to Ms. Walters on July 18, 2019 for such directors’ annual stock grant of $50,000 as a non-employee director on a prorated basis from the period from her appointment on July 12, 2019 to the vest date of May 21, 2020. The grant date fair value of the restricted stock units was $19.16 per share on July 18, 2019. All awards vest on the earlier of May 21, 2020 or our 2020 annual meeting. In addition, each of our non-employee directors shall have the right to receive promptly following the vesting date an amount equal to the product of (i) the number of RSUs vested on such date, multiplied by (ii) the total dividends declared and paid per share of common stock since the date of award. Vesting for all such awards is subject to full acceleration in the event of certain change in control transactions with respect to us and is contingent upon continued service of the applicable director on the Board through the applicable vesting date. As of December 31, 2019, a total of 15,295 restricted stock units granted to Messrs. D’Agostino, Antin, Sheldon, Sims, and Williams, and Ms. Walters remain outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the shares of our common stock as of May 11, 2020, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock; (ii) each named executive officer listed in the Summary Compensation Table; (iii) each of our directors; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, the address of the individuals listed below is the address appearing on the cover of this Annual Report.

	Shares Beneficially Owned(2)
Name or Group of Beneficial Owners(1)	Number	Percent
Directors and Named Executive Officers:
Bryant R. Riley(3)	4,761,472	18.4%
Thomas J. Kelleher(4)	583,382	2.3%
Andrew Gumaer(5)	635,470	2.5%
Phillip J. Ahn	87,312	*
Kenneth Young	64,910	*
Andrew Moore	119,289	*
Alan N. Forman	51,536	*
Robert D’Agostino	135,053	*
Robert L. Antin	209,478	*
Michael J. Sheldon	18,115	*
Todd D. Sims	14,261	*
Mimi K. Walters	2,245	*
Mikel H. Williams	60,582	*
Randall E. Paulson (Director nominee)	5,759	*
Executive officers and directors as a group (14 persons):	6,771,480	26.2%
5% Stockholders:
Daniel Asher and associated persons(6)	2,244,104	8.7%
Neil S. Subin as President and Manager of MILFAM LLC. and associated persons(7)	1,819,030	7.0%
Funds associated with Punch & Associates Investment Management, Inc.(8)	1,559,456	6.0%
Funds associated with Nokomis Capital, L.L.C.(9)	1,339,374	5.2%
Funds associated with Elliott Investment Management, LP(10)	1,301,036	5.0%

____________

*        Represents less than 1%.

(1)      Unless otherwise indicated, the business address of each holder is c/o B. Riley Financial, Inc., 21255 Burbank Blvd., Suite 400, Woodland Hills, CA 91367.

(2)      Applicable percentage ownership is based on 25,827,322 shares of our common stock outstanding as of May 11, 2020. Beneficial ownership is determined in accordance with the rules of the SEC and is based on voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our common stock subject to options or other contractual rights currently exercisable, or exercisable within 60 days after May 11, 2020, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.

(3)      Represents 4,429,292 of our common shares beneficially owned by Mr. Riley directly or jointly with his wife, 19,500 of our common shares beneficially owned by Mr. Riley in custodial accounts for his children, 73,617 of our common shares held of record by the B. Riley and Co., LLC 401(k) Profit Sharing Plan FBO Bryant Riley, which we refer to as the Riley profit sharing plan, and 200,000 of our common shares held of record by the Robert Antin Children Irrevocable Trust dtd 1/1/01, which we refer to as the Antin Trust. Mr. Riley serves as the trustee of the Riley profit-sharing plan and the Antin Trust and, as such, has the power to vote or dispose of the securities held of record by each of the Riley profit-sharing plan and the Antin Trust and may be deemed to beneficially own such securities. Mr. Riley pledged as collateral 4,024,714 shares in favor of Axos Bank pursuant to the terms of a Credit Agreement and Pledge Agreement, each dated as of March 19, 2019. The business address of each of Mr. Riley, the Riley profit-sharing plan and the Antin Trust is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.

(4)      Represents 75,410 of our common shares beneficially owned by Mr. Kelleher, 454,748 of our common shares held of record by Mr. Kelleher and M. Meighan Kelleher as trustees for the Kelleher Family Trust, 15,100 of our common shares held by Mr. Kelleher’s self-directed IRA, Thomas John Kelleher IRA, 5,600 of our common shares held with dispositive power for Mary Meighan Kelleher IRA, 1,100 of our common shares held with dispositive power for Lyndsey Kelleher, 1,100 of our common shares held of record by Thomas J. Kelleher as UTMA custodian for daughter Kaitlin Kelleher and 1,100 of our common shares held with dispositive power for Mackenna Kelleher.

(5)      Represents (i) 299,470 of our common shares held of record by Mr. Gumaer and (ii) 336,000 of our common shares held of record by Andrew & Dana Gumaer as Trustees for the Gumaer Living Trust, as to which Mr. Gumaer disclaims beneficial ownership except to the extent of such pecuniary interest.

(6)      An amended Schedule 13D filed with the SEC on August 7, 2018 indicates that, as of August 3, 2018, Daniel Asher had (i) sole voting and dispositive power over 244,104 of our common shares, and (ii) with DJ Fund Investments, LLC and associated persons, shared voting and dispositive power over 2,000,000 of our common shares. The business address of Daniel Asher and associates is: c/o Equitec Group LLC, 111 W. Jackson Blvd., Suite 2000, Chicago, IL  60604.

(7)      An amended Schedule 13G/A filed with the SEC on February 13, 2019 indicates that, as of December 31, 2018, Neil S. Subin, who has succeeded to the position of President and Manager of MILFAM LLC, which serves as manager, general partner, or investment advisor of a number of entities formerly managed or advised by the late Lloyd I. Miller, III. Mr. Subin also serves as trustee of a number of Miller family trusts had (i) sole voting and dispositive power with respect to 1,616,381 of our common shares as (A) manager of a limited liability company that is the adviser to certain trusts, (B) manager of a limited liability company that is the general partner of a certain limited partnership, (C) manager of a limited liability company, and (D) an individual, and (ii) shared voting and dispositive power with respect to 202,649 of our common shares as (A) an advisor to the trustee of a certain trust, and (B) with respect to shares owned by Mr. Miller’s wife. The business address of Neil S. Subin is 3300 South Dixie Hwy, Suite 1-365, West Palm Beach, FL  33405.

(8)      A Schedule 13F filed with the SEC on February 14, 2020 indicates that, as of December 31, 2019, Punch & Associates Investment Management, Inc. had sole voting and dispositive power over 1,559,456 B. Riley common shares, and shared voting and dispositive power over no B. Riley common shares. The business address of Punch & Associates Investment Management, Inc. is 7701 France Ave So. Suite 300, Edina, MN 55435.

(9)      A Schedule 13G/A filed with the SEC on February 14, 2020 indicates that, as of December 31, 2019, Nokomis Capital, L.L.C had sole voting and dispositive power over no B. Riley common shares, and shared voting and dispositive power with its principal, Brett Hendrickson, over 1,339,374 B. Riley common shares. The business address of Nokomis Capital, L.L.C and Mr. Brett Hendrickson is 2305 Cedar Springs Rd., Suite 420, Dallas, TX  75201.

(10)    Based on information provided on a Schedule 13D/A filed with the SEC on January 21, 2020 by Elliott Investment Management, L.P., a Delaware limited partnership (“EIM”). Represents 1,301,036 of our common shares beneficially owned by funds for which EIM is the investment manager. Elliott Investment Management GP LLC, a Delaware limited liability company (“EIM GP”), is the sole general partner of EIM. Paul E. Singer is the sole managing member of EIM GP. The business address of each of EIM, EIM GP and Mr. Singer is 40 West 57th Street, New York, New York 10019.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company’s Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market, Inc. and the rules of the SEC. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. The Company’s independent public accountants are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2019 with management and the Company’s independent public accountants. The Audit Committee has discussed with the Company’s independent public accountants the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the Company’s independent public accountants required by the applicable requirements of the Public Company Accounting Oversight Board and it has discussed with the Company’s independent public accountants their independence from the Company.

The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company’s independent public accountants. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s independent public accountants meet the applicable standards for independent public accountants independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Mikel H. Williams Robert D’Agostino
Todd D. Sims

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

Respectfully submitted,
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Robert D’Agostino Robert L. Antin
Michael J. Sheldon

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to B. Riley Financial, Inc., c/o Corporate Secretary, 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367 or call Investor Relations at (818) 884-3737. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2021 proxy statement, a stockholder’s proposal must be received by us no later than January 18, 2021, unless the date of our 2021 Annual Meeting of Stockholders is more than 30 days before or after June 18, 2021 (the one-year anniversary date of the Annual Meeting), in which case such proposals must be received by the Company a reasonable time before the Company begins to print and send applicable proxy materials. In addition, stockholder proposals must otherwise comply with Rule 14a-8 under the Exchange Act.

Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days or more than 90 days prior to the first anniversary of the previous year’s annual meeting of stockholders for our 2021 annual meeting of stockholders, or April 19, 2021 and March 20, 2021, unless the date of the 2021 annual meeting of stockholders is more than 30 days before or 70 days after the one-year anniversary of the Annual Meeting, in which case notice by the stockholder must be delivered not earlier than 90 days prior to the annual meeting and not later than the later of (a) 60 days prior to such annual meeting or (b) the tenth day following the date on which we first make a public announcement of the date of the annual meeting.

While our board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2020 proxy statement stockholder proposals that we are not required to include under the Exchange Act.

ANNUAL REPORT

Our 2019 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of our 2019 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at our annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Bryant R. Riley
Chairman and Co-Chief Executive Officer

B. RILEY FINANCIAL, INC.

The undersigned hereby appoints Phillip J. Ahn and Bryant R. Riley and each of them, as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them to vote all of the shares of stock of B. Riley Financial, Inc. which the undersigned may be entitled to vote at the 2020 Annual Meeting of Stockholders to be held at 8:00 a.m. Pacific Time on June 18, 2020 (the “2020 B. Riley Annual Meeting”), and any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the 2020 B. Riley Annual Meeting.

The 2020 B. Riley Annual Meeting will be held virtually. In order to attend the meeting, you must register at http://www.viewproxy.com/brileyfin/2020 by 8:59 p.m. Pacific Time on June 15, 2020. On the day of the 2020 B. Riley Annual Meeting, if you have properly registered, you may enter the meeting at http://www.viewproxy.com/brileyfin/2020/vm by logging in using the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the 2020 B. Riley Annual Meeting are contained in the Proxy Statement in the section titled “Information on How to Attend the Annual Meeting Virtually.”

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on the reverse side)

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

The Proxy Statement and our 2019 Annual Report on Form 10-K are available at: http://www.viewproxy.com/brileyfin/2020.

Please mark your votes like this ☒

The Board of Directors recommends a vote "FOR" proposal 2 and "FOR" the nominees for director listed in Proposal 1.

1. The election as directors of the nominees listed below:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Bryant R. Riley	☐	☐	☐	04 Todd D. Sims	☐	☐	☐	07 Michael J. Sheldon	☐	☐	☐
02 Robert D'Agostino	☐	☐	☐	05 Thomas J. Kelleher	☐	☐	☐	08 Robert L. Antin	☐	☐	☐
03 Randall E. Paulson	☐	☐	☐	06 Mikel H. Williams	☐	☐	☐	09 Mimi K. Walters	☐	☐	☐

Please indicate if you plan to attend this meeting ☐

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

OTHER MATTERS: The Board of Directors knows of no other matters that will be presented for consideration at the 2020 B. Riley Annual Meeting. If any other matters are properly brought before the 2020 B. Riley Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no specification is made, this proxy will be voted FOR the election of the named nominees as directors in proposal 1, and FOR proposal 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

VIRTUAL CONTROL NUMBER

→ [ ]

Date ____________________

Signature ____________________

Signature ____________________
(Joint Owners)

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

VIRTUAL CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/RILY

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.